                                               Filed Pursuant to Rule 424(b)(1)
                                                     Registration No. 333-64797
PROSPECTUS

                                    [LOGO]

                                GBB CAPITAL II
                             Offer to Exchange Its

                  Floating Rate Capital Securities, Series B
           (Liquidation Amount $1,000 Per Exchange Capital Security)
          Which Have Been Registered Under The Securities Act of 1933
                      For Any and All Of Its Outstanding
                  Floating Rate Capital Securities, Series A

           (Liquidation Amount $1,000 Per Original Capital Security) Fully And Unconditionally Guaranteed, as Described Herein, By

                              GREATER BAY BANCORP

            THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME ON NOVEMBER 23, 1998, UNLESS EXTENDED.

  GBB Capital II, a trust formed under the laws of the state of Delaware (the "Trust" or "GBB Capital II"), hereby offers, upon the terms and subject to the conditions set forth in this prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to and including $30,000,000 aggregate Liquidation Amount of its Floating Rate Capital Securities, Series B (the "Exchange Capital Securities"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding Floating Rate Capital Securities, Series A (the "Original Capital Securities"), of which $30,000,000 aggregate Liquidation Amount are issued and outstanding.

  This Prospectus and the Letter of Transmittal are first being mailed to all holders of Original Capital Securities on or about October 23, 1998.

                                                       (Continued on next page)

   SEE "RISK  FACTORS" BEGINNING  ON PAGE 23  FOR CERTAIN  INFORMATION THAT
      SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER
              ORIGINAL CAPITAL SECURITIES IN THE EXCHANGE OFFER.

  THE SECURITIES  OFFERED HEREBY ARE NOT DEPOSITS OR OTHER OBLIGATIONS  OF A
     BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
                 CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

 THESE  SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
   AND EXCHANGE  COMMISSION OR ANY STATE SECURITIES COMMISSION NOR  HAS THE
     SECURITIES   AND  EXCHANGE  COMMISSION   OR  ANY  STATE   SECURITIES
       COMMISSION  PASSED  UPON  THE   ACCURACY  OR  ADEQUACY  OF  THIS
         PROSPECTUS. ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is October 23, 1998.

(Continued from previous page)

  Pursuant to the Exchange Offer, Greater Bay Bancorp, a California corporation (the "Company" or "Greater Bay"), is also offering to exchange (i) its guarantee (the "Exchange Guarantee") of payments of cash distributions and payments on liquidation of the Trust or redemption of the Exchange Capital Securities for a like guarantee (the "Original Guarantee") in respect of the Original Capital Securities and (ii) $30,000,000 aggregate principal amount of its Floating Rate Junior Subordinated Deferrable Interest Debentures, Series B due September 15, 2028 (the "Exchange Junior Subordinated Debentures") for a like aggregate principal amount of its Floating Rate Junior Subordinated Deferrable Interest Debentures, Series A due September 15, 2028 (the "Original Junior Subordinated Debentures"). The Exchange Guarantee and Exchange Junior Subordinated Debentures also have been registered under the Securities Act. The Original Capital Securities, the Original Guarantee and the Original Junior Subordinated Debentures are collectively referred to herein as the "Original Securities;" the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures are collectively referred to herein as the "Exchange Securities;" the Original Capital Securities and the Exchange Capital Securities are collectively referred to herein as the "Capital Securities;" the Original Guarantee and the Exchange Guarantee are collectively referred to herein as the "Guarantees;" and the Original Junior Subordinated Debentures and the Exchange Junior Subordinated Debentures are collectively referred to herein as the "Junior Subordinated Debentures."

  The terms of the Exchange Securities are identical in all material respects to the respective terms of the Original Securities, except that (i) the Exchange Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Original Securities, (ii) the Exchange Capital Securities will not provide for any increase in the Distribution Rate (as defined herein) thereon, and (iii) the Exchange Junior Subordinated Debentures will not provide for any Liquidated Damages, (as defined herein), thereon. See "Description of Exchange Securities" and "Description of Original Securities." Accordingly, except as otherwise expressly provided herein, description of the terms of the Exchange Securities and the rights of the holders thereof will apply to the Original Securities and the right of the holders thereof.

  The Exchange Capital Securities are being offered for exchange in order to satisfy certain obligations of Greater Bay and the Trust under the Registration Rights Agreement dated August 7, 1998 (the "Registration Rights Agreement") among Greater Bay, the Trust and Sandler O'Neill & Partners, L.P. (the "Initial Purchaser"). In the event that the Exchange Offer is consummated, any Original Capital Securities that remain outstanding after consummation of the Exchange Offer and the Exchange Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement (as defined herein).

  The Capital Securities represent beneficial interests in the assets of the Trust. Greater Bay is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities," and together with the Capital Securities, the "Trust Securities"). Wilmington Trust Company is the Property Trustee (the "Property Trustee") of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures. The Exchange Junior Subordinated Debentures will mature on September 15, 2028 (the "Stated Maturity Date"). The Exchange Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Exchange Securities--Description of Exchange Capital Securities--Subordination of Common Securities."

  As used herein, (i) the "Indenture" means the Indenture, dated as of August 12, 1998, as amended and supplemented from time to time, between Greater Bay and Wilmington Trust Company, as trustee (the "Debenture Trustee"), relating to the Exchange Junior Subordinated Debentures, (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Trust among Greater Bay, as Sponsor, Wilmington Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees") and (iii) the "Common Guarantee" means the Common Securities Guarantee Agreement relating to the Common Securities by Greater Bay.

  Holders of the Trust Securities will be entitled to receive cumulative cash distributions ("Distributions") arising from the payment of interest on the Original Junior Subordinated Debentures (to the extent that such Original Junior Subordinated Debentures have not been exchanged for Exchange Junior Subordinated Debentures), and on the Exchange Junior Subordinated Debentures (to the extent that the Original Junior Subordinated Debentures have been exchanged for Exchange Junior Subordinated Debentures), accumulating from August 12, 1998, and payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing December 15, 1998, at a rate per annum, reset quarterly, equal to 3-month LIBOR (as defined below) plus 150 basis points ("Distribution Rate"). The amount of each Distribution with respect to Trust Securities will include amounts accrued to, but excluding the date the Distribution is due. So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, Greater Bay has the right to defer payments of interest on the Exchange Junior Subordinated Debentures for a period not exceeding 20 consecutive quarterly periods with respect to each deferral period (each, an "Extension Period"), provided that an Extension Period must end on an Interest Payment Date (as defined herein) and may not extend beyond the Stated Maturity Date.

  Upon the termination of any such Extension Period and the payment of all amounts then due, Greater Bay may elect to begin a new Extension Period, subject to the requirements set forth herein. If and for so long as interest payments on the Exchange Junior Subordinated Debentures are so deferred, Distributions on the Trust Securities also will be deferred, and Greater Bay will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to Greater Bay's capital stock or to make any payment with respect to debt securities of Greater Bay that rank pari passu with or junior to the Exchange Junior Subordinated Debentures. During an Extension Period, interest on the Exchange Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Securities are entitled will continue to accumulate) at the applicable periodic Distribution Rate, compounded quarterly from the relevant payment date for such interest, and holders of Trust Securities will be required to include deferred interest income in their gross income for federal income tax purposes prior to the receipt of the cash attributable to such income. See "Description of Exchange Securities--Description of Exchange Capital Securities--Option to Extend Interest Payment Date--Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

  Greater Bay has, through the Guarantees, the Common Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Indenture guaranteed all of the Trust's obligations under the Trust Securities. See "Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee--Full and Unconditional Guarantee." The Exchange Guarantee and the Common Guarantee will guarantee payments of Distributions and payments upon liquidation of the Trust or redemption of the Trust Securities, but in each case only to the extent that the Trust has funds legally available therefor and has failed to make such payments, as described herein. See "Description of Exchange Securities--Description of Exchange Guarantee." If Greater Bay fails to make a required payment on the Exchange Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The Exchange Guarantee and the Common Guarantee will not cover any such payment when the Trust does not have sufficient funds legally available therefor. In such event, a holder of Exchange Capital Securities may institute a legal proceeding directly against Greater Bay to enforce its rights in respect of such payment. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Exchange Capital Securities." The obligations of Greater Bay under the Exchange Guarantee, the Common Guarantee, and the Exchange Junior Subordinated Debentures will be unsecured and will rank subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures-- Subordination"). See "Risk Factors--Ranking of Subordinated Obligations under the Exchange Guarantee and the Exchange Junior Subordinated Debentures; Limitation on Source of Funds."

  The Trust Securities will be subject to mandatory redemption in a Like Amount (as defined herein), (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Exchange Junior Subordinated Debentures,
(ii) in whole but not in part, at any time prior to September 15, 2008 (the "Initial Optional Redemption Date"), contemporaneously with the optional prepayment of the Exchange Junior Subordinated Debentures by Greater Bay, upon the occurrence and continuation of a Special Event (as defined herein), and
(iii) in whole or in part, on or after the Initial Optional Redemption Date, contemporaneously with the optional prepayment by Greater Bay of all or part of the Exchange Junior Subordinated Debentures, in each case at a redemption price equal to 100% of the corresponding principal amount of the Exchange Junior Subordinated Debentures so repaid or prepaid, as the case may be, plus accrued and unpaid interest thereon and additional Distributions (as defined herein), if any, to the date of redemption (the "Redemption Price"). See "Description of Exchange Securities--Description of Exchange Capital Securities--Redemption."

  Subject to Greater Bay having received any required regulatory approvals, the Exchange Junior Subordinated Debentures will be prepayable prior to the Stated Maturity Date at the option of Greater Bay (i) on or after the Initial Optional Redemption Date, in whole or in part, or (ii) at any time prior to the Initial Optional Redemption Date, in whole but not in part, upon the occurrence and continuation of a Special Event, in either case at a prepayment price equal to 100% of the principal amount of Exchange Junior Subordinated Debentures so prepaid plus accrued and unpaid interest thereon and Liquidated Damages (as defined herein), if any, to the date of prepayment (the "Prepayment Price"). See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

  Greater Bay has the right at any time to terminate the Trust and, after satisfaction of liabilities of creditors of the Trust as required by applicable law, to cause a Like Amount of the Exchange Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to (i) the Administrative Trustees having received an opinion of counsel to the effect that such distribution will not cause the holders of Exchange Capital Securities to recognize gain or loss for federal income tax purposes and (ii) the receipt by Greater Bay of any required regulatory approvals. Unless the Exchange Junior Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Trust Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment. See "Description of Exchange Securities--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures."

  THE CAPITAL SECURITIES, INCLUDING THE EXCHANGE CAPITAL SECURITIES, MAY BE TRANSFERRED ONLY IN A BLOCK HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 CAPITAL SECURITIES). ANY TRANSFER OF EXCHANGE CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH EXCHANGE CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH EXCHANGE CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH EXCHANGE CAPITAL SECURITIES.

                               ----------------

  The Trust is making the Exchange Offer of the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance (the "Staff") of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither Greater Bay nor the Trust has sought its own interpretive letter and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff of the Commission, and subject to the two immediately following sentences, Greater Bay and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of Greater Bay or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the Staff of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described herein, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

  Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of Greater Bay or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities
Act) of such Exchange Capital Securities. In addition, Greater Bay and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to Greater Bay and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), on behalf of whom such holder holds the Original Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff of the Commission in the interpretive letters referred to above, Greater Bay and the Trust believe that broker-dealers who acquired Original Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and Greater Bay have agreed that, ending on the close of business on the 90th day following the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify Greater Bay or the Trust, or cause Greater Bay or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to Wilmington Trust Company (the "Exchange Agent") at the address set forth herein under "The Exchange Offer--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of Greater Bay or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of Exchange Capital Securities."

  In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from Greater Bay or the Trust of the occurrence of any event or the discovery of any fact that makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or that causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until Greater Bay or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or Greater Bay or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If Greater Bay or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which Greater Bay or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

  Prior to the Exchange Offer, there has been only a limited, if any, secondary market, and no public market for the Original Capital Securities. The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. Greater Bay and the Trust currently do not intend to apply for listing of the Exchange Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

  Any Original Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Original Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither Greater Bay nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Original Capital Securities held by them. To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities."

  THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF ORIGINAL CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

  Original Capital Securities may be tendered for exchange on or prior to 5:00 p.m., Eastern time, on November 23, 1998 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by Greater Bay or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by Greater Bay or the Trust and to the terms and provisions of the Registration Rights Agreement. Original Capital Securities may be tendered in whole or in part having an aggregate Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof. Greater Bay has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Holders of the Exchange Capital Securities will be entitled to receive cumulative Distributions arising from the payment of interest on the Exchange Junior Subordinated Debentures, accumulating from August 12, 1998, and payable quarterly in arrears on each Distribution Date (as defined herein), commencing on December 15, 1998. The record dates will be the first day of the month in which the relevant payment occurs. In the event the Exchange Offer is consummated prior to the first record date, December 1, 1998, each Exchange Capital Security will pay cumulative Distributions from and after August 12, 1998. However, in the event the Exchange Offer is consummated after December 1, 1998, Distributions will be paid on the Original Capital Securities accumulated from and after August 12, 1998, and the Exchange Capital Securities then will pay Distributions and from and after December 15, 1998. The amount of each Distribution with respect to Capital Securities will include amounts accrued to, but excluding the date the Distribution is due. Because of the foregoing procedures regarding Distributions, the amount of the Distributions received by holders whose Original Capital Securities are accepted for exchange will not be affected by the exchange. See "The Exchange Offer--Distributions on the Exchange Capital Securities."

  Neither Greater Bay nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                               ----------------

                             AVAILABLE INFORMATION

  Greater Bay is subject to certain informational requirements pursuant to
Section 13 of the Exchange Act and in accordance therewith, files reports and other information with the Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. If available, such information also may be accessed through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the Commission's home page on the Internet (http://www.sec.gov). Greater Bay's common stock is quoted on the Nasdaq National Market under the symbol "GBBK."

  No separate financial statements of the Trust have been included herein. Greater Bay and the Trust do not consider that such financial statements would be material to holders of the Exchange Capital Securities because the Trust is a newly-formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures, issuing the Trust Securities and engaging in incidental activities. See "GBB Capital II," "Description of Exchange Securities-- Description of Exchange Capital Securities," "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures" and "Description of Exchange Securities--Description of Exchange Guarantee." In addition, Greater Bay does not expect that the Trust will file reports, proxy statements and other information under the Exchange Act with the Commission.

  This Prospectus constitutes a part of a Registration Statement on Form S-4 (the "Registration Statement") filed by Greater Bay and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to Greater Bay and the Exchange Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

              INFORMATION DELIVERED AND INCORPORATED BY REFERENCE

  The following documents filed by Greater Bay with the SEC under the Exchange Act are hereby incorporated in this Prospectus by reference: (i) the Annual Report on Form 10-K, as amended, of Greater Bay for the year ended December 31, 1997; (ii) Greater Bay's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, and June 30, 1998; and (iii) Greater Bay's Current Reports on Form 8-K filed on January 7, 1998, as amended, May 20, 1998, July 17, 1998, August 28, 1998 and September 30, 1998.

  All documents subsequently filed by Greater Bay pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Capital Securities offered hereby shall be deemed to be incorporated by reference into this Offering Memorandum and to be a part of this Offering Memorandum from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

  Greater Bay will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to: Investor Relations Department, Greater Bay Bancorp, 2860 West Bayshore Road, Palo Alto, California 94303. Greater Bay's telephone number is (650) 813-8200.

                          FORWARD LOOKING STATEMENTS

  Information contained in this Prospectus contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "projected," "contemplates" or "anticipates" or the negative thereof or other variations thereon or comparable terminology. Such forward-looking statements are inherently uncertain, and no assurance can be given that the future results covered by the forward-looking statements will be achieved. Factors that may cause actual results to vary materially from the future results covered by the forward-looking statements include, but are not limited to, those discussed under the caption "Risk Factors" as well as those discussed elsewhere herein or incorporated by reference in this Prospectus. The Statements in "Risk Factors constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors, such as the general state of the economy, could also cause actual results to vary materially from the future results covered in such forward-looking statements.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                                    SUMMARY

  The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information and financial statements, including the notes thereto, contained elsewhere in this Prospectus and in documents incorporated by reference hereto.

                              GREATER BAY BANCORP

  Greater Bay is a bank holding company operating Cupertino National Bank ("CNB"), Mid-Peninsula Bank ("MPB"), Peninsula Bank of Commerce ("PBC") and Golden Gate Bank ("GGB," together with CNB, MPB and PBC, the "Banks"). The Banks operate through ten regional offices in Cupertino, Millbrae, Palo Alto, Redwood City, San Bruno, San Mateo, San Jose and San Francisco, California.

  In order to meet the demands of the increasingly competitive banking and financial services industries, management has adopted a business philosophy referred to as the "Super Community Banking Philosophy." The Super Community Banking Philosophy is based on management's belief that banking clients value doing business with locally managed institutions that can provide a full service commercial banking relationship through an understanding of the client's financial needs and the flexibility to customize products and services to meet those needs. Management further believes that banks are better able to build successful client relationships by affiliating with a holding company that provides cost effective administrative support services while promoting bank autonomy and flexibility.

  To implement this philosophy, Greater Bay operates each Bank as a separate subsidiary by retaining its independent name along with its individual Board of Directors. The Banks have established strong reputations and client followings in their respective market areas through attention to client service and an understanding of client needs. In an effort to capitalize on the identities and reputations of the Banks, Greater Bay will continue to market its services under each Bank's name, primarily through each Bank's relationship managers. The primary focus for the Banks' relationship managers is to cultivate and nurture their client relationships. Relationship managers are assigned to each borrowing client to provide continuity in the relationship. This emphasis on personalized relationships requires that all of the relationship managers maintain close ties to the communities in which they serve, so they are able to capitalize on their efforts through expanded business opportunities for the Banks.

  While client service decisions and day-to-day operations are maintained at the Banks, Greater Bay offers the advantages of affiliation with a multi-bank holding company by providing improved access to the capital markets and expanded client support services, such as business cash management, international trade finance services and accounting services. In addition, Greater Bay provides centralized administrative functions, including support in credit policy formulation and review, investment management, data processing, accounting and other specialized support functions, thereby allowing the Banks to focus on client service.

  The Banks have various operating divisions. These divisions include the Greater Bay Trust Company, the Venture Banking Group, the Small Business Administration ("SBA") Department, and the asset-based speciality finance division, Pacific Business Funding Company ("PBFC"). In addition, consistent with Greater Bay's operating philosophy and growth strategy, the Company recently announced that it has formed the Greater Bay Bank Santa Clara Valley Commercial Banking Group, the Greater Bay Corporate Finance Group, and the Greater Bay International Banking Division. For a description of the acquisition of PBFC, see "Recent Developments."

  Greater Bay provides a wide range of commercial banking and financial services to small and medium-sized businesses, real estate developers and property managers, business executives, professionals and other individuals.

  The Banks offer a variety of deposit products focusing principally on business clients. These products include personal and business checking and savings accounts, time deposits and individual retirement accounts. The Banks also offer an array of specialized services designed to attract and service the needs of its business and personal clients. These include cash management, international trade finance services and MasterCard and Visa merchant deposit services.

  The Banks also engage in the full complement of lending activities, including commercial, real estate and construction loans. The Banks provide commercial loans for working capital and business expansion to small and medium-sized businesses with annual revenues generally in the range of $1.0 million to $100.0 million, with a focus on business clients with borrowing needs between $2.0 million and $10.0 million. The Banks' commercial clients are drawn from a wide range of manufacturing, wholesale and service businesses. The Banks provide interim real estate loans primarily for construction in the Banks' primary service areas of single-family residences, which typically range between approximately $500,000 and $1.0 million, and multi-unit projects, which typically range between approximately $1.5 million and $4.0 million. The Banks provide medium term commercial real estate loans or credits for the financing of commercial or industrial buildings, where the properties are either used by the owner for business purposes or have income derived from tenants, which typically range between approximately $750,000 and $3.0 million.

  The Company's trust division, the Greater Bay Trust Company, provides trust services to support the trust needs of the Banks' business and personal clients. These services include, but are not limited to, custodial, investment management, estate planning resources and employee benefit plan services.

  Through the SBA Department, loans are made to small businesses and are generally 65% to 80% guaranteed by the SBA. In 1994, CNB was named a Preferred Lender by the SBA. Preferred Lender status is awarded by the SBA to lenders that have demonstrated superior ability to generate, underwrite and service loans guaranteed by the SBA, and results in more rapid turnaround of loan applications submitted to the SBA for approval.

  The Venture Banking Group serves the needs of companies in their start-up and development phase. This unit meets the needs of such clients in Greater Bay's service area by allowing them to access a banking relationship early in their development. The initial relationship with these clients is generally focused on deposit accounts and cash management services, with a lending relationship developing as the companies mature and have an increasing need for a working capital line of credit or other bank financing. The loans to this target group of clients are generally secured by the accounts receivable, inventory and equipment of the companies. The financial strength of these companies also tends to be bolstered by the presence of venture capital investors among their shareholders.

  Through PBFC, Greater Bay continues to develop its asset-based lending and factoring business. In addition, the Greater Bay Bank Santa Clara Valley Commercial Banking Group and the Greater Bay Corporate Finance Group provide commercial banking products and specialized corporate finance services to the Company's clients. The Greater Bay International Banking Division provides a wide range of financial services to support the international banking needs of the Banks' clients, including identifying certain risks of conducting business abroad, providing international letters of credit and trade finance services.

  The Company's goal is to become the preeminent financial services company headquartered in the San Francisco Bay Area. Greater Bay's business strategy is to focus principally on increasing its market share within the communities it serves through continued internal growth. The Company also will pursue opportunities to expand its market share through select acquisitions that management believes complement Greater Bay's businesses. Management will consider acquisitions which would expand its presence in its current market areas of San Francisco, Santa Clara and San Mateo Counties, and pursue appropriate opportunities to expand its market through acquisitions in other parts of the Bay Area and elsewhere. Consistent with the Company's operating philosophy and growth strategy, Greater Bay regularly evaluates opportunities to acquire banks and other financial service companies that complement the Company's existing business, expand its market coverage and share and enhance its client product offerings.

  Greater Bay was incorporated in California in 1984 under the name San Mateo County Bancorp. Greater Bay's principal offices are located at 2860 West Bayshore Road, Palo Alto, California 94303 and its telephone number is (650) 813-8200.

                                 GBB CAPITAL II

  The Trust is a statutory business trust formed under Delaware law pursuant to
(i) the Trust Agreement and (ii) the filing of a Certificate of Trust with the Delaware Secretary of State on May 18, 1998. The Trust's business and affairs are conducted by the Property Trustee, Delaware Trustee and three individual Administrative Trustees who are officers of Greater Bay. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by Greater Bay, and (iii) engaging in only those other activities necessary, advisable or incidental thereto. The Junior Subordinated Debentures are the sole assets of GBB Capital II, and payments by Greater Bay under the Junior Subordinated Debentures are the sole revenues of GBB Capital II. All of the Common Securities are owned by Greater Bay.

                               THE EXCHANGE OFFER

The Exchange Offer........  Up to and including $30,000,000 aggregate
                            Liquidation Amount of Exchange Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Original Capital Securities. Original Capital Securities may be tendered for exchange in whole or in part in a Liquidation Amount of $100,000 (100 Original Capital Securities) or any integral multiple of $1,000 (one Original Capital Security) in excess thereof. Greater Bay and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights Agreement relating to the Original Capital Securities. For a description of the procedures for tendering Original Capital Securities, see "The Exchange Offer--Procedures for Tendering Original Capital Securities."

Expiration Date...........  5:00 p.m., Eastern time, on November 23, 1998 unless the Exchange Offer is extended by Greater Bay and the Trust (in which case the Expiration Date will be the latest date and time to which the Exchange Offer is extended). See "The Exchange Offer--Terms of the Exchange Offer."

Conditions to the           The Exchange Offer is subject to certain
Exchange Offer............  conditions, which may be waived by Greater Bay and the Trust in their sole discretion. The Exchange
                            Offer is not conditioned upon any minimum
                            Liquidation Amount of Original Capital Securities being tendered. See "The Exchange Offer--Conditions to the Exchange Offer."

Terms of the Exchange       Greater Bay and the Trust reserve the right in
Offer.....................  their sole and absolute discretion, subject to applicable law, at any time and from time to time,
                            (i) to delay the acceptance of the Original Capital
                            Securities, (ii) to
                            terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Original Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Original Capital
                            Securities to withdraw their tendered Original
                            Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer--Terms of the Exchange Offer."

Withdrawal Rights.........  Tenders of Original Capital Securities may be
                            withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures as set forth herein under "The Exchange Offer--Withdrawal Rights."

Procedures for Tendering
Original Capital            Certain brokers, dealers, commercial banks, trust
Securities................  companies and other nominees who hold Original
                            Capital Securities through The Depository Trust
                            Company ("DTC") must effect tenders by book-entry transfer through DTC's Automated Tender Offer
                            Program ("ATOP"). Beneficial owners of Original
                            Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Original Capital
                            Securities pursuant to the Exchange Offer.
                            Tendering holders of Original Capital Securities that do not use ATOP must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile transmission or hand delivery, together with any other required documents, to the Exchange Agent, either with the certificates of the Original Capital Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Original Capital Securities.
                            Tendering holders of Original Capital Securities that use ATOP will, by so doing, acknowledge that they are bound by the terms of the Letter of Transmittal. See "The Exchange Offer--Procedures for Tendering Original Capital Securities."

                            Letters of Transmittal and certificates
                            representing Original Capital Securities should not be sent to Greater Bay or Trust. Such documents should only be sent to the Exchange Agent.

Resales of Exchange
Capital Securities........  Greater Bay and the Trust are making the Exchange
                            Offer in reliance on the position of the Staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither Greater Bay nor the Trust has sought its own interpretive letter and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff of the Commission, and subject to the two immediately following sentences, Greater Bay and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of Greater Bay or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Capital Securities, or any broker-dealer who purchased the Original Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act,
                            (i) will not be able to rely on the interpretations of the Staff of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described herein, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

                            Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of Greater Bay or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities
                            Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Original Capital Securities, where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Exchange Act in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution." The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff of the Commission in the interpretive letters referred to above, Greater Bay and the Trust believe that Participating Broker-Dealers who acquired Original Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities that represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described herein under "The Exchange Offer--Resales of Exchange Capital Securities," Greater Bay and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of Greater Bay or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of Exchange Capital Securities."

Exchange Agent............  The Exchange Agent with respect to the Exchange
                            Offer is Wilmington Trust Company. The address, and telephone and facsimile number of the Exchange Agent are set forth in "The Exchange Offer-- Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds...........  Neither Greater Bay nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities. See "Use of Proceeds."

Federal Income Tax          The exchange of Original Capital Securities for
Considerations............  Exchange Capital Securities will not be a taxable exchange for federal income tax purposes, and holders should not recognize any taxable gain or loss or any interest income as a result of such exchange. See "Certain Federal Income Tax
                            Consequences--Exchange of Capital Securities."

ERISA Considerations......  Holders of Original Capital Securities should review the information set forth under "ERISA Considerations" prior to tendering Original Capital Securities in the Exchange Offer.

                        THE EXCHANGE CAPITAL SECURITIES

Securities Offered........  Up to $30,000,000 aggregate Liquidation Amount of
                            Exchange Capital Securities (Liquidation Amount $1,000 per Exchange Capital Security) will have been registered under the Securities Act. The Exchange Capital Securities will be issued as were the Original Capital Securities under the Trust Agreement. The Exchange Capital Securities and any Original Capital Securities that remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of Exchange Securities--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement." The terms of the Exchange Capital Securities are identical in all material respects to the terms of the Original Capital Securities, except that the Exchange Capital Securities have been registered under the Securities Act, will not be subject to certain restrictions on transfer applicable to the Original Capital Securities and will not provide for any increase in the Distribution Rate thereon. See "The Exchange Offer--Purpose and Effect of the Exchange Offer," "Description of Exchange Securities" and "Description of Original Securities."

Distributions.............  Holders of the Capital Securities will be entitled to receive cumulative Distributions arising from the payment of interest on the Junior Subordinated Debentures, accumulating from August 12, 1998, and payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on December 15, 1998. The record dates will be the first day of the month in which the relevant payment occurs. In the event the Exchange Offer is consummated prior to the first record date, December 1, 1998, each Exchange Capital Security will pay cumulative Distributions from and after August 12, 1998 through December 15, 1998. However, in the event the Exchange Offer is consummated after December 1, 1998, Distributions will be paid on the Original Capital Securities accumulated from and after August 12, 1998, and the Exchange Capital Securities then will pay Distributions and from and after December 15, 1998. The amount of each Distribution with respect to Exchange Capital Securities will include amounts accrued to, but excluding the date the Distribution is due. Because of the foregoing procedures regarding Distributions, the amount of the Distributions received by holders whose Original Capital Securities are accepted for exchange will not be affected by the exchange.

Extension Periods.........  So long as no Debenture Event of Default has occurred and is continuing, Distributions on Exchange Capital Securities will be deferred for the duration of any Extension Period elected by Greater Bay with respect to the payment of interest on the Exchange Junior Subordinated Debentures. No Extension Period will exceed 20 consecutive quarterly periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

Ranking...................  The Exchange Capital Securities will rank pari passu, and payments thereon will be made pro rata, with the Original Capital Securities and the Common Securities except as described under "Description of Exchange Securities--Description of Exchange Capital Securities--Subordination of Common Securities." The Exchange Junior Subordinated Debentures will rank pari passu with the Original Junior Subordinated Debentures, Greater Bay's 9.75% Junior Subordinated Interest Debentures, maturing on March 31, 2027 (the "1997 Junior Subordinated Debentures"), and all other junior subordinated debentures (if any) issued by Greater Bay (the "Other Debentures"), which are issued and sold (if at all) to other trusts to be established by Greater Bay (if any), in each case similar to the Trust ("Other Trusts"), and will constitute unsecured obligations of Greater Bay and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures." The Exchange Guarantee will rank pari passu with the Original Guarantee, Greater Bay's guarantee issued pursuant to the offering of trust preferred securities of GBB Capital I ("GBB Capital I"), and all other guarantees (if any) issued by Greater Bay with respect to capital securities (if any) issued by Other Trusts ("Other Guarantees") and will constitute an unsecured obligation of Greater Bay and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Guarantee Agreement. See "Description of Exchange Securities--Description of Exchange Guarantee." In addition, because Greater Bay is a holding company, the Exchange Junior Subordinated Debentures and the Exchange Guarantee will be effectively subordinated to all existing and future liabilities of Greater Bay's subsidiaries, including the Bank's deposit liabilities. See "Description of
                            Exchange Securities--Description of Exchange Junior Subordinated Debentures--Subordination."

Redemption................  The Trust Securities are subject to mandatory redemption in a Like Amount, (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Exchange Junior Subordinated Debentures,
                            (ii) in whole but not in part, at any time prior to September 15, 2008 (the "Initial Optional Redemption Date"), contemporaneously with the optional prepayment of the Exchange Junior Subordinated Debentures by Greater Bay upon the occurrence and continuation of a Special Event and
                            (iii) in whole or in part, on or after the Initial Optional Redemption Date, contemporaneously with the optional prepayment by Greater Bay of all or part of the Exchange Junior Subordinated Debentures, in each case at the applicable Redemption Price. See "Description of Exchange Securities--Description of Exchange Capital Securities --Redemption" and "--Description of Exchange Junior Subordinated Debentures--Special Event Prepayment."

Transfer Restrictions.....
                            The Exchange Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Exchange Capital Securities). See "Description of Exchange Securities--Description of Exchange Capital Securities--Restrictions on Transfer." Any such transfer of Exchange Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever.

ERISA Considerations......  Prospective purchasers must carefully consider the restrictions on purchase set forth under "ERISA Considerations."

Absence of Market for the
Exchange Capital            The Exchange Capital Securities will be a new issue
Securities................  of securities for which there currently is no market. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. The Trust and
                            Greater Bay do not intend to apply for listing of the Exchange Capital Securities on any securities exchange or for quotation through the Nasdaq Stock
                            Market, Inc. See "Plan of Distribution."

Voting Rights.............
                            The holders of the Exchange Capital Securities will have no voting rights, except in limited circumstances. See "Description of Securities Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement" and "-- Removal of Issuer Trustees."

Risk Factors..............  For a discussion of the considerations relevant to an investment in the Capital Securities or the exchange of Original Capital Securities for Exchange Capital Securities, see "Risk Factors."

                      SELECTED CONSOLIDATED FINANCIAL DATA

  The selected financial data set forth below for the five-year periods ended December 31, 1997, 1996, 1995, 1994 and 1993 have been derived from the consolidated financial statements of Greater Bay, and should be read in conjunction with Greater Bay's financial statements, including the related notes thereto and discussion thereof, included in Greater Bay's Current Report on Form 8-K filed with the SEC on September 30, 1998. The consolidated financial statements of Greater Bay included in the Current Report on Form 8-K have been restated on a historical basis to reflect the merger with Pacific Rim Bancorporation ("PRB"), the former holding company of GGB, which was consummated on May 8, 1998 on a pooling-of-interests basis. The selected financial data set forth below for the six-month periods ended June 30, 1998 and 1997 have been derived from the unaudited interim consolidated financial statements of Greater Bay and include all adjustments, consisting only of normal recurring accruals, which management considers necessary for a fair presentation of such financial information for those periods. The results for these six-month periods are not necessarily indicative of the results which may be expected for any other interim or annual period. See "Available Information."

  All share and per share information has been adjusted as of each date presented to reflect the two-for-one stock split to holders of record on April 30, 1998. The following information has been restated on a historical basis to reflect the mergers with Cupertino National Bancorp, PBC and PRB on a pooling-of-interests basis.

                             AS OF OR FOR THE
                                SIX MONTHS                            AS OF OR FOR THE
                              ENDED JUNE 30,                      YEAR ENDED DECEMBER 31,
                           -----------------------   ------------------------------------------------------------
                              1998         1997         1997          1996        1995        1994        1993
                           ----------   ----------   ----------     ---------   ---------   ---------   ---------
                                 (DOLLARS IN THOUSANDS, EXCEPT SHARES AND PER SHARE AMOUNTS)
OPERATING DATA
Interest income..........  $   51,387   $   39,191   $   85,399     $  60,713   $  52,090   $  39,832   $  35,365
Interest expense.........      21,310       15,136       32,872        21,701      18,589      11,747      10,313
                           ----------   ----------   ----------     ---------   ---------   ---------   ---------
Net interest income......      30,077       24,055       52,527        39,012      33,501      28,085      25,052
Provision for loan
 losses..................       2,243        2,868        4,043 (1)     2,419       1,160       1,963       2,315
                           ----------   ----------   ----------     ---------   ---------   ---------   ---------
Net interest income after
 provision for loan
 losses..................      27,834       21,187       48,484        36,593      32,341      26,122      22,737
Other income, recurring..       3,039        3,595        5,423         4,658       3,075       4,124       4,138
Operating expenses,
 excluding nonrecurring
 items...................      18,706       14,264       33,099        28,608      25,402      22,563      21,791
                           ----------   ----------   ----------     ---------   ---------   ---------   ---------
Income before income tax
 expense and nonrecurring
 items...................      12,167       10,518       20,808        12,643      10,014       7,683       5,084
Income tax expense.......       4,225        3,849        7,515         4,774       3,669       2,793       1,825
                           ----------   ----------   ----------     ---------   ---------   ---------   ---------
Income before
 nonrecurring items......       7,942        6,669       13,293         7,869       6,345       4,890       3,259
Nonrecurring items, net
 of tax..................       1,314          854        2,282         1,991       1,335         608         --
                           ----------   ----------   ----------     ---------   ---------   ---------   ---------
Net income...............  $    6,628   $    5,815   $   11,011     $   5,878   $   5,010   $   4,282   $   3,259
                           ==========   ==========   ==========     =========   =========   =========   =========
Net income per share
 Basic...................  $     0.73   $     0.65   $     1.24     $    0.69   $    0.62   $    0.57   $    0.45
 Diluted.................        0.67         0.61         1.15          0.64        0.59        0.52        0.41
Dividends per share(2)...        0.19         0.15         0.30          0.22        0.24        0.17        0.11
Average common and common
 equivalent shares
 outstanding.............   9,924,158    9,594,479    9,594,480     9,144,776   8,515,404   8,187,104   8,021,340
OPERATING RATIOS AND
 OTHER DATA
Return on average
 assets(3)...............        1.04 %       1.19 %       1.07 %        0.80%       0.83 %      0.81 %      0.63 %
Return on average common
 shareholders'
 equity(3)...............       17.04 %      16.72 %      14.94 %        9.14%       8.78 %      8.47 %      7.13 %
Net interest margin(4)...        5.00 %       5.33 %       5.45 %        5.81%       6.07 %      5.81 %      5.44 %
Efficiency ratio(5)......       62.90 %      51.58 %      59.45 %       71.90%      75.29 %     71.94 %     74.65 %
Net (charge-offs)
 recoveries to average
 loans...................       (0.21)%      (0.20)%      (0.27)%        0.04%      (0.41)%     (0.32)%     (0.55)%
Ratio of earnings to
 fixed charges(6)........
 Excluding interest on
  deposits...............        3.88x        7.10x        6.71 x        9.47x       6.49 x      8.70 x     10.69 x
 Including interest on
  deposits...............        1.46x        1.52x        1.44x         1.41 x      1.58 x      1.47 x
FINANCIAL CONDITION DATA
 (AT PERIOD END)
Assets...................  $1,470,867   $1,014,314   $1,200,319     $ 909,092   $ 654,176   $ 549,871   $ 513,847
Loans, net...............     786,980      637,306      718,529       553,603     388,504     345,267     335,408
Investment
 securities(7)...........     558,335      299,133      213,127       135,671     141,024     117,738      79,221
Deposits.................   1,284,615      908,533    1,071,148       821,133     584,355     475,047     462,654
Subordinated debt........       3,000        3,000        3,000         3,000       3,000         --          --
Trust Preferred
 Securities..............      20,000       20,000       20,000           --          --          --          --
Common shareholders'
 equity..................      82,333       72,684       76,257        66,726      60,629      52,776      48,280
Book value per common
 share...................        8.96         8.16         8.47          7.65        7.29        6.81        6.56
FINANCIAL CONDITION
 RATIOS
Nonperforming assets to
 total assets............        0.35 %       0.85 %       0.46 %        1.03%       1.48 %      2.24 %      1.94 %
Allowance for loan losses
 to total loans..........        2.19 %       2.09 %       2.18 %        1.77%       1.66 %      1.99 %      1.81 %
Allowance for loan losses
 to non-performing
 assets..................      345.19 %     150.32 %     292.91 %      106.86%      68.33 %     56.38 %     60.86 %
REGULATORY CAPITAL RATIOS
Tier 1 Risk-Based
 Capital.................       10.22 %      12.14 %      10.90 %        9.97%      12.63 %     13.19 %     13.36 %
Total Risk-Based
 Capital.................       11.79 %      13.39 %      12.49 %       11.62%      14.48 %     14.52 %     14.71 %
Leverage.................        7.50 %       9.12 %       8.48 %        7.84%       9.61 %      9.95 %     10.10 %

--------
(1) Does not include $2.4 million of non-recurring charges in 1997 to conform accounting practices for the reserve methodologies as part of the 1997 acquisition of PBC by Greater Bay. Including these charges, the total provision for loan losses was $6.4 million.
(2) Includes only those dividends declared by Greater Bay, and excludes those dividends paid by Cupertino National Bancorp prior to the 1996 acquisition, PBC prior to the 1997 acquisition and PRB prior to the 1998 acquisition of GGB. In 1996, Cupertino National Bancorp declared and paid dividends of $0.10 to its shareholders. PBC declared annual dividends of $3.20 and $1.35 per share, in 1997 and 1996, respectively to its shareholders. In 1997, PRB declared and paid a cash dividend of $100,000 to its sole shareholder. On a consolidated basis, Greater Bay has declared dividends of $0.52 and $0.30 per share in 1997 and 1996, respectively.
(3) Excluding nonrecurring items, net of tax, of $2.4 million in 1997, $2.0 million in 1996, $1.3 million in 1995 and $0.6 million in 1994, ROA for 1997, 1996, 1995 and 1994 would have been 1.29%, 1.07%, 1.06% and 0.61%, respectively, and ROE for 1997, 1996, 1995 and 1994 would have been 18.03%, 12.24%, 11.12% and 6.36%, respectively.
(4) Net interest margin for the six month periods ended June 30, 1998 and 1997 and for the years ended December 31, 1997 and 1996 includes the lower spread earned on the PBC Special Deposit (see Note 7 of the Notes to the Consolidated Financial Statements, included in the Current Report on Form 8-K filed with the SEC on September 29, 1998 and incorporated herein by reference, for details). Excluding the PBC Special Deposit, net interest margin would have been 5.07% and 5.43% for the six month periods ended
    June 30, 1998 and 1997 and 5.78% and 6.08% for the years ended December 31, 1997 and 1996, respectively.
(5) The efficiency ratio is computed by dividing total operating expenses by the sum of net interest income before provision for loan losses and other income. The efficiency ratio excluding non recurring costs for the six month periods ended June 30, 1998 and 1997 and for the years ended December 31, 1997, 1996, 1995, 1994 and 1993 was 55.20%, 58.60%, 55.99%, 65.51%,
    69.45%, 70.05% and 74.65%, respectively.
(6) For purposes of computing the ratio of earnings to fixed charges, earnings represent income before income taxes, extraordinary items and fixed charges. Fixed charges represent total interest expense, including and excluding interest on deposits, as applicable, as well as the interest component of rental expense.
(7) Includes available-for-sale securities and held-to-maturity securities.

                              RECENT DEVELOPMENTS

  On August 31, 1998, Greater Bay consummated its acquisition of PBFC, an asset-based specialty finance company. The acquisition was structured as a merger transaction in which Greater Bay acquired PBFC as a wholly owned subsidiary, in consideration of the issuance of approximately 298,000 shares of Greater Bay common stock to the shareholders of PBFC. PBFC had total assets of approximately $17.1 million as of June 30, 1998. The transaction was accounted for as a pooling-of-interests.

  In addition, consistent with the Company's operating philosophy and growth strategy, the Company recently announced that it has formed the Greater Bay Bank Santa Clara Valley Commercial Banking Group and established an International Banking Division.

                                 RISK FACTORS

  Prospective investors should consider carefully, in addition to the other information contained in this Prospectus, the following factors in connection with the Exchange Offer and the Exchange Capital Securities offered hereby. Investors should consider all of these factors to be important.

  RANKING OF SUBORDINATED OBLIGATIONS UNDER THE EXCHANGE GUARANTEE AND THE EXCHANGE JUNIOR SUBORDINATED DEBENTURES; LIMITATIONS ON SOURCE OF FUNDS

  The obligations of Greater Bay under the Exchange Guarantee issued by it for the benefit of the holders of Exchange Capital Securities, as well as under the Exchange Junior Subordinated Debentures, are unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Exchange Guarantee and the Indenture, respectively. No payment may be made of the principal of, or interest on the Exchange Junior Subordinated Debentures, or in respect of any redemption, retirement, purchase or other acquisition of any of the Exchange Junior Subordinated Debentures, at any time when (i) there shall have occurred and be continuing a default in any payment in respect of any Senior Indebtedness, or there has been an acceleration of the maturity thereof because of a default, or (ii) in the event of the acceleration of the maturity of the Exchange Junior Subordinated Debentures, until payment has been made on all Senior Indebtedness to the extent and in the manner set forth in the Indenture. At June 30, 1998, Greater Bay had $3.0 million of Senior Indebtedness outstanding.

  Greater Bay is a bank holding company regulated by the Board of Governors of the Federal Reserve System (the "FRB"), and almost all of the operating assets of Greater Bay are owned by Greater Bay's subsidiaries. Greater Bay relies primarily on dividends from the Banks to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Dividend payments from the Banks are subject to regulatory limitations, generally based on current and retained earnings, imposed by the various regulatory agencies with authority over the respective Banks. Payment of dividends is also subject to regulatory restrictions if such dividends would impair the capital of the Banks. Payment of dividends by the Banks is also subject to the respective Bank's profitability, financial condition and capital expenditures and other cash flow requirements. Bank regulatory agencies have authority to prohibit the Banks or Greater Bay from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of the Banks or Greater Bay, could be deemed to constitute such an unsafe or unsound practice. The FRB has stated that, as a matter of prudent banking, a bank or bank holding company should not maintain its existing rate of cash dividends on common stock unless
(i) the organization's net income available to common shareholders over the past year has been sufficient to fund fully the dividends; and (ii) the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality, and overall financial condition. No assurance can be given that the Banks will be able to pay dividends at past levels, or at all, in the future. See the section entitled "Supervision and Regulation" in Greater Bay's Annual Report on Form 10-K for the year ended December 31, 1997, which is incorporated herein by reference.

  In addition to restrictions on the payment of dividends, the Banks are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, Greater Bay and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent Greater Bay and such other affiliates from borrowing from the Banks, unless the loans are secured by various types of collateral. Furthermore, such secured loans, other transactions and investments by the Banks are generally limited in amount as to Greater Bay and as to each of such other affiliate to 10% of each Bank's capital and surplus and as to Greater Bay and all of such other affiliates to an aggregate of 20% of the each Bank's capital and surplus. As of June 30, 1998, approximately $11.5 million of credit was available to Greater Bay under this limitation. During the six months ended June 30, 1998, the Banks paid $1.6 million in dividends to Greater Bay, which reflected approximately 9.3% of the total amount of dividends the Banks were permitted to pay as of June 30, 1998 under existing supervisory practices.

  Under the Federal Deposit Insurance Act ("FDIA"), insured depository institutions such as the Banks are prohibited from making capital distributions, including the payment of dividends, if, after making any such distribution, the institution would become "undercapitalized" (as such term is used in the statute). Based on the Banks' current financial conditions, Greater Bay does not expect that this provision will have any impact on its ability to obtain dividends from the Banks.

  Further, as a holding company, the right of Greater Bay to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Exchange Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of the Banks), except to the extent that Greater Bay may itself be recognized as a creditor of that subsidiary. At June 30, 1998, the subsidiaries of Greater Bay had aggregate total liabilities, including deposits, of $1.3 billion. Accordingly, the Exchange Junior Subordinated Debentures effectively will be subordinated to all existing and future liabilities of Greater Bay's subsidiaries, including the Banks' deposit liabilities, and holders of Exchange Junior Subordinated Debentures should look only to the assets of Greater Bay for payments on the Exchange Junior Subordinated Debentures. The Exchange Guarantee will constitute an unsecured obligation of Greater Bay and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the Exchange Junior Subordinated Debentures.

  None of the Indenture, the Exchange Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by Greater Bay or any of its subsidiaries. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--General," "--Subordination" and "Description of Exchange Securities--Description of Exchange Guarantee--Status of the Exchange Guarantee."

  The ability of the Trust to pay amounts due on the Exchange Capital Securities is solely dependent upon Greater Bay making payments on the Exchange Junior Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES; MARKET PRICE CONSEQUENCES

  So long as no Debenture Event of Default has occurred and is continuing, Greater Bay has the right under the Indenture to defer payments of interest on the Exchange Junior Subordinated Debentures for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that an Extension Period must end on an Interest Payment Date and may not extend beyond the Stated Maturity Date. As a consequence of any such deferral, quarterly Distributions on the Trust Securities will be deferred from the relevant payment date for such Distributions during any such Extension Period, and the amount of Distributions to which holders of the Trust Securities are entitled will accumulate additional Distributions thereon at the applicable Distribution Rate, compounded quarterly, but not exceeding the interest rate then accruing on the Exchange Junior Subordinated Debentures. The term "Distribution" as used herein shall include any such additional Distributions. During an Extension Period, Greater Bay generally will be prohibited from
(i) declaring or paying dividends on Greater Bay's capital stock, (ii) making any payments of principal, or interest on, or repaying, repurchasing or redeeming any debt securities ranking pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures or (iii) making any guarantee payments with respect to debt securities of any subsidiary of Greater Bay if such guarantee ranks pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures, subject to certain exceptions. See "Description of Exchange Securities--Description of Exchange Capital Securities--Distributions--Option to Extend Interest Payment Date."

  Before the end of an Extension Period, Greater Bay may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarterly periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Exchange Junior Subordinated Debentures (together with interest thereon at the applicable periodic Interest Rate, compounded quarterly, to the extent permitted by applicable law), Greater Bay may begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that Greater Bay may begin an Extension Period. See "Description of Exchange Securities--Description of Exchange Capital Securities--Distributions" and "-- Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date."

  Greater Bay has no plan to exercise its right to defer payments of interest on the Exchange Junior Subordinated Debentures. However, should Greater Bay exercise its right to defer payments of interest on the Junior Subordinated Debentures, each holder of Trust Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred stated interest allocable to its Trust Securities for federal income tax purposes, which will be allocated but not distributed to holders of Trust Securities. As a result, each holder of Capital Securities will recognize income for federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions thereafter. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales of Capital Securities."

  If Greater Bay exercises its right to defer payments of interest on the Exchange Junior Subordinated Debentures, the market price of the Exchange Capital Securities is likely to be affected. A holder that disposes of its Exchange Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Exchange Capital Securities. In addition, the mere existence of Greater Bay's right to defer payments of interest on the Exchange Junior Subordinated Debentures may cause the market price of the Exchange Capital Securities to be more volatile than the market prices of other securities on which OID accrues and that are not subject to such deferrals.

SPECIAL EVENT REDEMPTION

  If a Special Event, including an Investment Company Event, a Tax Event or a Regulatory Capital Event (in each case as defined under "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures-- Special Event Prepayment"), occurs before September 15, 2008, Greater Bay will have the right to prepay the Exchange Junior Subordinated Debentures in whole, but not in part, at the Prepayment Price within 90 days following the occurrence of such Special Event and therefore cause a mandatory redemption of the Trust Securities at the Special Event Redemption Price. The exercise of such right is subject to Greater Bay having received any required regulatory approvals. See "Description of Exchange Securities--Description of Exchange Capital Securities--Redemption."

PENDING TAX LITIGATION

  Prospective investors should be aware that Enron Corporation has filed a petition in the United States Tax Court challenging the proposed disallowance by the Internal Revenue Service ("IRS") of the deduction of interest expense on securities issued by Enron Corporation in 1993 and 1994 that are similar to, although different in a number of respects from, the Exchange Junior Subordinated Debentures. A decision of the Tax Court in the Enron matter upholding the position of the IRS would not necessarily affect the tax treatment of interest paid on the Exchange Junior Subordinated Debentures because such a decision may be based on factors that differ from those pertaining to the Exchange Junior Subordinated Debentures, the Trust or Greater Bay. However, it is possible that such a decision would result in the receipt by Greater Bay or the Trust of an opinion of counsel that there is a more than insubstantial risk that interest payable on the Exchange Junior Subordinated Debentures is not or will not be deductible. The receipt of such an opinion would constitute a Tax Event, which would permit Greater Bay to cause a redemption of the Capital Securities. See "Description of Exchange Capital Securities--Redemption" and "Description of Exchange Junior Subordinated Debentures--Special Event Prepayment."


POSSIBLE TAX LAW CHANGES AFFECTING THE EXCHANGE CAPITAL SECURITIES

  Congress and the Clinton Administration have from time to time considered proposals that would deny an issuer a deduction for United States income tax purposes for the payment of interest on instruments with characteristics similar to the Exchange Junior Subordinated Debentures. Such proposals have been considered in connection with recent legislation, including the recently enacted Taxpayer Relief Act of 1997 (the "Relief Act"). While no such proposals have been included in the final provisions of recent legislation, including the Relief Act, and no such legislation is currently pending, there can be no assurance that similar legislation proposed and enacted after the date hereof would not adversely affect the tax treatment of the Exchange Junior Subordinated Debentures, potentially on a retroactive basis. Such a change would give rise to a Tax Event which may permit Greater Bay to cause a redemption of the Exchange Capital Securities by electing to prepay the Exchange Junior Subordinated Debentures.

LIQUIDATION DISTRIBUTION OF EXCHANGE JUNIOR SUBORDINATED DEBENTURES

  Greater Bay will have the right to terminate the Trust and, after satisfaction of liabilities of creditors of the Trust as required by applicable law, to cause the Exchange Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Under current federal income tax law, a distribution of Exchange Junior Subordinated Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Exchange Capital Securities. Upon the occurrence of a Special Event, however, a dissolution of the Trust in which holders of the Exchange Capital Securities receive cash would be a taxable event to such holders. See "Certain Federal Income Tax Considerations--Receipt of Exchange Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

POSSIBLE ADVERSE EFFECT ON MARKET PRICES

  There can be no assurance as to the market prices for Exchange Capital Securities or the Exchange Junior Subordinated Debentures that may be distributed in exchange for Exchange Capital Securities if a dissolution of the Trust were to occur. Accordingly, the Exchange Capital Securities or the Exchange Junior Subordinated Debentures may trade at a discount from the price that the investor paid to purchase the Exchange Capital Securities offered hereby. Because holders of Exchange Capital Securities may receive Exchange Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Exchange Junior Subordinated Debentures, prospective purchasers of Exchange Capital Securities are also making an investment decision with regard to the Exchange Junior Subordinated Debentures and should carefully review all the information regarding the Exchange Junior Subordinated Debentures contained herein. See "Description of Exchange Securities--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures" and "--Description of Exchange Junior Subordinated Debentures."

RIGHTS UNDER THE EXCHANGE GUARANTEE

  The Exchange Guarantee guarantees to the holders of the Exchange Capital Securities the following payments, to the extent not paid by or on behalf of the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Exchange Capital Securities, to the extent that the Trust has funds legally available therefor at such time, (ii) the applicable Redemption Price with respect to the Exchange Capital Securities called for redemption, to the extent that the Trust has funds legally available therefor at such time and
(iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the Exchange Junior Subordinated Debentures are distributed to holders of the Exchange Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds legally available therefor at such time and (b) the amount of assets of the Trust remaining available for distribution to holders of the Exchange Capital Securities at such time, after the satisfaction of liabilities to creditors of the Trust as provided by applicable law.

  The holders of not less than a majority in aggregate Liquidation Amount of the Exchange Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Exchange Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Exchange Guarantee. Any holder of the Exchange Capital Securities may institute a legal proceeding directly against Greater Bay to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If Greater Bay defaults on its obligation to pay amounts payable under the Exchange Junior Subordinated Debentures, the Trust would not have sufficient funds for the payment of Distributions or amounts payable on redemption of the Exchange Capital Securities or otherwise, and, in such event, holders of the Exchange Capital Securities would not be able to rely upon the Exchange Guarantee for payment of such amounts. Instead, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of Greater Bay to pay the principal of or interest (including Additional Sums and Compounded Interest, if any, each as defined herein) on the Exchange Junior Subordinated Debentures when such payment is due and payable, then a holder of Exchange Capital Securities may institute a legal proceeding directly against Greater Bay for enforcement of payment to such holder of the principal of or interest (including Additional Sums and Compounded Interest, if any) on such Exchange Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Exchange Capital Securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of Exchange Capital Securities by Greater Bay in connection with a Direct Action, Greater Bay shall remain obligated to pay the principal of and interest (including Additional Sums and Compounded Interest, if any) on the Exchange Junior Subordinated Debentures, and Greater Bay shall be subrogated to the rights of the holder of such Exchange Capital Securities with respect to payments on the Exchange Capital Securities to the extent of any payments made by Greater Bay to such holder in any Direct Action. Except as described herein, holders of Exchange Capital Securities will not be able to exercise directly any other remedy available to the holders of the Exchange Junior Subordinated Debentures or to assert directly any other rights in respect of the Exchange Junior Subordinated Debentures. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures-- Enforcement of Certain Rights by Holders of Exchange Capital Securities," "-- Debenture Events of Default" and "Description of Exchange Securities-- Description of Exchange Guarantee." The Trust Agreement provides that each holder of Exchange Capital Securities by acceptance thereof agrees to the provisions of the Indenture and the Exchange Guarantee. Wilmington Trust Company will act as Guarantee Trustee under the Exchange Guarantee and will hold the Exchange Guarantee for the benefit of the holders of the Exchange Capital Securities. Wilmington Trust Company also acts as Property Trustee under the Trust Agreement and as Debenture Trustee under the Indenture.

LIMITED VOTING RIGHTS

  Holders of Exchange Capital Securities generally will have voting rights relating only to the modification of the Exchange Capital Securities and the exercise of the Trust's rights as holder of Exchange Junior Subordinated Debentures. Holders of Exchange Capital Securities will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, the Issuer Trustees, which voting rights are vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and Greater Bay may amend the Trust Agreement without the consent of holders of Exchange Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust. Holders of Exchange Capital Securities will have no voting rights with respect to any matters submitted to a vote of Greater Bay's stockholders. See "Description of Exchange Securities--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement" and "--Removal of Issuer Trustees."

TRADING CHARACTERISTICS OF THE EXCHANGE CAPITAL SECURITIES

  The Exchange Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Exchange Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Exchange Junior Subordinated Debentures are deemed to have been issued with OID) and who disposes of its Exchange Capital Securities between record dates for payments of Distributions thereon will be required to include accrued but unpaid interest on the Exchange Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to its adjusted tax basis in its share of the underlying Exchange Junior Subordinated Debentures deemed disposed of. If the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for federal income tax purposes. See "Certain Federal Income Tax Considerations-- Interest Income and Original Issue Discount" and "--Sales of Exchange Capital Securities."

CONSEQUENCES OF A FAILURE TO EXCHANGE ORIGINAL CAPITAL SECURITIES

  The Original Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Original Capital Securities that remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Original Capital Securities that remain outstanding will not be entitled to any rights to have such Original Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). Greater Bay and the Trust do not intend to register under the Securities Act any Original Capital Securities that remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected.

  The Exchange Capital Securities and any Original Capital Securities that remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of Exchange Securities--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement."

ABSENCE OF RATINGS OR PUBLIC MARKET; RESTRICTIONS ON RESALE

  The Original Capital Securities and the Exchange Capital Securities have not been rated by any rating agency. The Original Capital Securities were issued to, and Greater Bay believes such securities are currently owned by, a relatively small number of beneficial owners. The Original Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the Exchange Capital Securities. Although the Exchange Capital Securities may be resold or otherwise transferred by the holders (who are not affiliates of Greater Bay or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). In addition, any market-making activity, if it should develop, will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the Capital Securities, or as to the liquidity of or the trading market for the Capital Securities. If an active public market does not develop, the market price and liquidity of the Exchange Capital Securities may be adversely affected.

  If a public trading market develops for the Exchange Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the financial condition of Greater Bay and the market for similar securities. Depending on these and other factors, the Exchange Capital Securities may trade at a discount.

  Notwithstanding the registration of the Exchange Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of Greater Bay or the Trust may publicly offer for sale or resell the Exchange Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

  Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Original Capital Securities, where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution."

EXCHANGE OFFER PROCEDURES

  Subject to conditions set forth under "The Exchange Offer--Conditions to the Exchange Offer," issuance of the Exchange Capital Securities in exchange for Original Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Trust of (i)a book-entry confirmation evidencing the tender of such Original Capital Securities through ATOP or
(ii)certificates representing such Original Capital Securities, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other required documents. See "The Exchange Offer-- Acceptance for Exchange and Issuance of Exchange Capital Securities" and "-- Procedures for Tendering Original Capital Securities." Therefore, holders of the Original Capital Securities desiring to tender such Original Capital Securities in exchange for Exchange Capital Securities should allow sufficient time to ensure timely delivery. Neither Greater Bay nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of Original Capital Securities for exchange.

ABILITY OF GREATER BAY TO EXECUTE ITS BUSINESS STRATEGY

  The financial performance and profitability of Greater Bay will depend on its ability to execute its business strategy and manage its recent and possible future growth. Although Greater Bay believes that it has substantially integrated the business and operations of the recently acquired Banks and PBFC into Greater Bay, there can be no assurance that unforeseen issues relating to the assimilation of these Banks and PBFC will not adversely affect Greater Bay. In addition, any future acquisitions or other possible future growth may present operating and other problems that could have a material adverse effect on Greater Bay's business, financial condition and results of operations. Greater Bay's financial performance will also depend on Greater Bay's ability to maintain profitable operations through implementation of its Super Community Banking Philosophy. Accordingly, there can be no assurance that Greater Bay will be able to continue the growth or maintain the level of profitability it has recently experienced.

INTEREST RATE RISK

  Greater Bay's earnings depend largely on the relationship between the cost of funds, primarily deposits, and the yield on earning assets. This relationship, known as the interest rate spread, is subject to fluctuation and is affected by economic and competitive factors which influence interest rates, the volume and mix of interest-earning assets and interest-bearing liabilities, and the level of non-performing assets. Fluctuations in interest rates affect the demand of clients for Greater Bay's products and services. Greater Bay is subject to interest rate risk to the degree that its interest-bearing liabilities reprice or mature more slowly or more rapidly or on a different basis than its interest-earning assets. Given Greater Bay's current volume and mix of interest-bearing liabilities and interest-earning assets, Greater Bay's interest rate spread could be expected to increase during times of rising interest rates and, conversely, to decline during times of falling interest rates. Although Greater Bay believes its current level of interest rate sensitivity is reasonable, significant fluctuations in interest rates may have an adverse effect on Greater Bay's results of operations.

ECONOMIC CONDITIONS AND GEOGRAPHIC CONCENTRATION

  Greater Bay's operations are located in Northern California and concentrated in San Francisco, Santa Clara and San Mateo Counties, which include the area known as the "Silicon Valley." As a result of the geographic concentration, Greater Bay's results depend largely upon economic conditions in these areas. A deterioration in economic conditions in Greater Bay's market areas, particularly in the technology and real estate industries on which these areas depend, could have a material adverse impact on the quality of Greater Bay's loan portfolio and the demand for its products and services, and accordingly, its results of operations.

GOVERNMENT REGULATION AND MONETARY POLICY

  The banking industry is subject to extensive federal and state supervision and regulation. Such regulation limits the manner in which Greater Bay and the Banks conduct their respective businesses, undertake new investments and activities and obtain financing. This regulation is designed primarily for the protection of the deposit insurance funds and consumers, and not to benefit holders of Greater Bay's securities. Financial institution regulation has been the subject of significant legislation in recent years, and may be the subject of further significant legislation in the future, none of which is in the control of Greater Bay. Significant new laws or changes in, or repeals of, existing laws may cause Greater Bay's results to differ materially. Further, federal monetary policy, particularly as implemented through the Federal Reserve System, significantly affects credit conditions for Greater Bay, primarily through open market operations in United States government securities, the discount rate for bank borrowings and bank reserve requirements, and a material change in these conditions would be likely to have a material impact on Greater Bay's results of operations.

COMPETITION

  The banking and financial services business environment in California, as well as the rest of the United States, is highly and increasingly competitive. The Banks compete for client loans, deposits and other financial products and services with other commercial banks, savings and loan associations, securities and brokerage companies, mortgage companies, insurance companies, finance companies, money market and other mutual funds, credit unions, and other non-bank financial services providers. Many of these competitors are much larger in total assets and capitalization, have greater access to capital markets and offer a broader array of financial products and services than the Banks. The increasingly competitive environment is primarily a result of changes in regulation, changes in technology and product delivery systems, and the accelerating pace of consolidation among financial services providers. In order to compete with other financial services providers, the Banks principally rely upon promotional activities and industry knowledge in its market areas, personal relationships with clients and other service providers, referral sources established by officers, directors and employees, and specialized services tailored to meet the Banks' clients' needs. In those instances where the Banks are unable to accommodate a client's needs, the Banks will seek to arrange for those services to be provided by their network of correspondents and other service providers.

CREDIT QUALITY

  A significant source of risk for Greater Bay arises from the possibility that losses will be sustained because borrowers, guarantors and related parties may fail to perform in accordance with the terms of their loans. Greater Bay has adopted underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for credit losses, that management believes are appropriate to minimize this risk by assessing the likelihood of nonperformance, tracking loan performance and diversifying Greater Bay's credit portfolio. Such policies and procedures, however, may not prevent unexpected losses that could materially adversely affect Greater Bay's results of operations.

YEAR 2000 COMPLIANCE

  Greater Bay and third parties with which the Company does business rely on numerous computer programs in their day-to-day operations. Greater Bay has completed a review of its internal information systems and believes such systems are either year 2000 compliant or will be year 2000 compliant by the first half of 1999 without any significant interruption to Greater Bay's operations. While Greater Bay believes its planning efforts are adequate to address its year 2000 concerns and that the costs and efforts of its year 2000 initiatives are not expected to be material to the Company's business, financial condition or operating results, there can be no assurance that Greater Bay will be able to effectively address its year 2000 issues in a timely and cost-efficient manner and without interruption to its business. Greater Bay has initiated discussions with its significant suppliers regarding their plans to remediate year 2000 issues where their systems interface with the Company's systems or otherwise impact its operations. There can be no assurance that year 2000 difficulties encountered by its suppliers and other third parties with whom it does business will not have a material adverse impact on Greater Bay's business, financial condition or operating results. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Compliance," included the Company's Current Report on Form 8-K filed with the SEC on September 30, 1998 and incorporated by reference herein.

OTHER RISK FACTORS

  For a discussion of other risk factors that should be considered by potential investors, please see the sections entitled "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Greater Bay's Annual Report on Form 10-K for the year ended December 31, 1997 which is incorporated herein by reference.

                              GREATER BAY BANCORP

  Greater Bay is a bank holding company operating CNB, MPB, PBC and GGB. The Banks operate through ten regional offices in Cupertino, Millbrae, Palo Alto, Redwood City, San Bruno, San Mateo, San Jose and San Francisco, California.

  In order to meet the demands of the increasingly competitive banking and financial services industries, management has adopted a business philosophy referred to as the "Super Community Banking Philosophy." The Super Community Banking Philosophy is based on management's belief that banking clients value doing business with locally managed institutions that can provide a full service commercial banking relationship through an understanding of the client's financial needs and the flexibility to customize products and services to meet those needs. Management further believes that banks are better able to build successful client relationships by affiliating with a holding company that provides cost effective administrative support services while promoting bank autonomy and flexibility.

  To implement this philosophy, Greater Bay operates each Bank as a separate subsidiary by retaining its independent name along with its individual Board of Directors. The Banks have established strong reputations and client followings in their respective market areas through attention to client service and an understanding of client needs. In an effort to capitalize on the identities and reputations of the Banks, Greater Bay will continue to market its services under each Bank's name, primarily through each Bank's relationship managers. The primary focus for the Banks' relationship managers is to cultivate and nurture their client relationships. Relationship managers are assigned to each borrowing client to provide continuity in the relationship. This emphasis on personalized relationships requires that all of the relationship managers maintain close ties to the communities in which they serve, so they are able to capitalize on their efforts through expanded business opportunities for the Banks.

  While client service decisions and day-to-day operations are maintained at the Banks, Greater Bay offers the advantages of affiliation with a multi-bank holding company by providing improved access to the capital markets and expanded client support services, such as business cash management, international trade finance services and accounting services. In addition, Greater Bay provides centralized administrative functions, including support in credit policy formulation and review, investment management, data processing, accounting and other specialized support functions, thereby allowing the Banks to focus on client service.

  The Banks have various operating divisions. These divisions include the Greater Bay Trust Company, the Venture Banking Group, the SBA Department, and the asset-based speciality finance division, PBFC. In addition, consistent with Greater Bay's operating philosophy and growth strategy, the Company recently announced that it has formed the Greater Bay Bank Santa Clara Valley Commercial Banking Group, the Greater Bay Corporate Finance Group, and the Greater Bay International Banking Division. For a description of the acquisition of PBFC, see "Recent Developments."

  Greater Bay provides a wide range of commercial banking and financial services to small and medium-sized businesses, real estate developers and property managers, business executives, professionals and other individuals.

  The Banks offer a variety of deposit products focusing principally on business clients. These products include personal and business checking and savings accounts, time deposits and individual retirement accounts. The Banks also offer an array of specialized services designed to attract and service the needs of its business and personal clients. These include cash management, international trade finance services and MasterCard and Visa merchant deposit services.

  The Banks also engage in the full complement of lending activities, including commercial, real estate and construction loans. The Banks provide commercial loans for working capital and business expansion to small and medium-sized businesses with annual revenues generally in the range of $1.0 million to $100.0 million, with a focus on business clients with borrowing needs between $2.0 million and $10.0 million. The Banks' commercial clients are drawn from a wide range of manufacturing, wholesale and service businesses. The Banks provide interim real estate loans primarily for construction in the Banks' primary service areas of single-family residences, which typically range between approximately $500,000 and $1.0 million, and multi-unit projects, which typically range between approximately $1.5 million and $4.0 million. The Banks provide medium term commercial real estate loans or credits for the financing of commercial or industrial buildings, where the properties are either used by the owner for business purposes or have income derived from tenants, which typically range between approximately $750,000 and $3.0 million.

  The Company's trust division, the Greater Bay Trust Company, provides trust services to support the trust needs of the Banks' business and personal clients. These services include, but are not limited to, custodial, investment management, estate planning resources and employee benefit plan services.

  Through the SBA Department, loans are made to small businesses and are generally 65% to 80% guaranteed by the SBA. In 1994, CNB was named a Preferred Lender by the SBA. Preferred Lender status is awarded by the SBA to lenders that have demonstrated superior ability to generate, underwrite and service loans guaranteed by the SBA, and results in more rapid turnaround of loan applications submitted to the SBA for approval.

  The Venture Banking Group serves the needs of companies in their start-up and development phase. This unit meets the needs of such clients in Greater Bay's service area by allowing them to access a banking relationship early in their development. The initial relationship with these clients is generally focused on deposit accounts and cash management services, with a lending relationship developing as the companies mature and have an increasing need for a working capital line of credit or other bank financing. The loans to this target group of clients are generally secured by the accounts receivable, inventory and equipment of the companies. The financial strength of these companies also tends to be bolstered by the presence of venture capital investors among their shareholders.

  Through PBFC, Greater Bay continues to develop its asset-based lending and factoring business. In addition, the Greater Bay Bank Santa Clara Valley Commercial Banking Group and the Greater Bay Corporate Finance Group provide commercial banking products and specialized corporate finance services to the Company's clients. The Greater Bay International Banking Division provides a wide range of financial services to support the international banking needs of the Banks' clients, including identifying certain risks of conducting business abroad, providing international letters of credit and trade finance services.

  The Company's goal is to become the preeminent financial services company headquartered in the San Francisco Bay Area. Greater Bay's business strategy is to focus principally on increasing its market share within the communities it serves through continued internal growth. The Company also will pursue opportunities to expand its market share through select acquisitions that management believes complement Greater Bay's businesses. Management will consider acquisitions which would expand its presence in its current market areas of San Francisco, Santa Clara and San Mateo Counties, and pursue appropriate opportunities to expand its market through acquisitions in other parts of the Bay Area and elsewhere. Consistent with the Company's operating philosophy and growth strategy, Greater Bay regularly evaluates opportunities to acquire banks and other financial service companies that complement the Company's existing business, expand its market coverage and share and enhance its client product offerings.

  Greater Bay was incorporated in California in 1984 under the name San Mateo County Bancorp. Greater Bay's principal offices are located at 2860 West Bayshore Road, Palo Alto, California 94303 and its telephone number is (650) 813-8200.

                                GBB CAPITAL II

  The Trust is a statutory business trust formed under Delaware law upon the filing of a certificate of trust with the Delaware Secretary of State. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, advisable or incidental thereto, such as registering the transfer of the Trust Securities and the Exchange Offer. Accordingly, the Junior Subordinated Debentures are the sole assets of the Trust, and payments under the Junior Subordinated Debentures are the sole revenues of the Trust. All of the Common Securities are owned by Greater Bay. The Common Securities rank pari passu, and payments are and will be made thereon pro rata, with the Exchange Capital Securities, except that if there is an Event of Default under the Trust Agreement resulting from a Debenture Event of Default, the rights of Greater Bay as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Exchange Capital Securities. See "Description of Exchange Capital Securities--Subordination of Common Securities." Greater Bay acquired Common Securities in a Liquidation Amount equal to at least 3% of the total capital of the Trust. The Trust has a term of approximately 38 years, but may terminate earlier as provided in the Trust Agreement. The Trust's business and affairs are conducted by the Issuer Trustees, each appointed by Greater Bay as holder of the Common Securities. The Issuer Trustees for the Trust are Wilmington Trust Company, as the Property Trustee, Wilmington Trust Company, as the Delaware Trustee and three individual Administrative Trustees who are officers or other employees of Greater Bay. Wilmington Trust Company also acts as guarantee trustee under the Guarantee and as debenture trustee under the Indenture. See "Description of Exchange Securities--Description of Exchange Guarantee" and "--Description of Exchange Junior Subordinated Debentures."

  The holder of the Common Securities or, if an Event of Default under the Trust Agreement has occurred and is continuing, the holders of not less than a majority in Liquidation Amount of the Capital Securities, are entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Exchange Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. Greater Bay, as issuer of the Exchange Junior Subordinated Debentures, has and will continue pay all fees, expenses, debts and obligations (other than the payment of principal, interest and premium, if any, on the Trust Securities) related to the Trust and the offering of the Exchange Capital Securities and has and will continue pay, directly or indirectly, all ongoing costs, expenses and liabilities (other than the payment of principal, interest and premium, if any, on the Trust Securities) of the Trust.

  GBB Capital II's principal offices are located at 2860 West Bayshore Road, Palo Alto, California 94303 and its telephone number is (650) 813-8200.

                                USE OF PROCEEDS

  Neither Greater Bay nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities and the Exchange Guarantee offered hereby. In consideration for issuing the Exchange Capital Securities in exchange for Original Capital Securities as described in this Prospectus, the Trust will receive Original Capital Securities in like Liquidation Amount. The Original Capital Securities surrendered in exchange for the Exchange Capital Securities will be retired and canceled.

  The proceeds to the Trust (without giving effect to expenses of the offering payable by Greater Bay) from the offering of the Original Capital Securities was $30,000,000. All of the proceeds from the sale of the Original Capital Securities were invested by the Trust in the Original Junior Subordinated Debentures. The net proceeds to Greater Bay from the sale of the Original Junior Subordinated Debentures were approximately $28,750,000, net of estimated commissions and other estimated offering expenses. Greater Bay invested approximately $10.0 million of the net proceeds in the Banks to increase their capital levels, has or will use the remaining net proceeds for general corporate purposes including, without limitation, redemption of all of the $3.0 million outstanding Subordinated Notes, funding additional investments in, or extensions of credit to, the Banks and possible future acquisitions. The Subordinated Notes mature in 2005 and bear interest at the rate of 11.5% per annum. Initially, the net proceeds have been invested in short-term investment grade financial securities.

                           REGULATORY CAPITAL RATIOS

  The following table sets forth the consolidated capital ratios of Greater Bay at June 30, 1998, and as adjusted to give effect to the issuance of the Original Capital Securities by GBB Capital II.

                                                                 JUNE 30, 1998
                                                                ----------------
                                                                           AS
                                                                ACTUAL  ADJUSTED
                                                                ------  --------
Tier 1 Risk-Based Capital...................................... 10.22%   11.29%
Total Risk-Based Capital....................................... 11.79%   14.90%
Leverage.......................................................  7.50%    8.04%

                             ACCOUNTING TREATMENT

  For financial reporting purposes, the Trust is treated as a subsidiary of Greater Bay and, accordingly, the accounts of the Trust are included in the consolidated financial statements of Greater Bay. The Capital Securities are shown in the consolidated balance sheets of Greater Bay, as "Company-Obligated Mandatorily Redeemable Trust Preferred Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures," and appropriate disclosures about the Capital Securities, the Guarantees and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, Greater Bay records Distributions payable on the Capital Securities as a minority interest expense in its consolidated statements of operations.

  Future reports of Greater Bay filed under the Exchange Act will include a footnote to the financial statements stating that: (i) GBB Capital II is wholly owned; (ii) the sole assets of GBB Capital II are the Junior Subordinated Debentures (specifying the principal amount, interest rate and maturity date of such Junior Subordinated Debentures); and (iii) the back-up obligations, in the aggregate, constitute a full and unconditional guarantee by Greater Bay of the obligations of GBB Capital II under the Capital Securities. GBB Capital II will not provide separate reports under the Exchange Act.

                                CAPITALIZATION

  The following table sets forth the capitalization of Greater Bay as of June 30, 1998, and as adjusted to give effect to the issuance of the Original Capital Securities by GBB Capital II. Consummation of the Exchange Offer will have no effect on such capitalization. This data should be read in conjunction with the consolidated financial statements of Greater Bay, including the related notes thereto and discussion thereof.

                                                                JUNE 30, 1998
                                                              -----------------
                                                                          AS
                                                               ACTUAL  ADJUSTED
                                                              -------- --------
Long-term debt............................................... $  3,000 $    --
Company obligated mandatory redeemable trust preferred
 securities of subsidiary trusts holding solely junior
 subordinated debentures(1)..................................   20,000   50,000
Preferred Stock, no par value, 4,000,000 shares authorized,
 none issued.................................................      --       --
Common Stock, no par value, 24,000,000 shares authorized,
 9,189,961 shares outstanding................................   54,247   54,247
Accumulated other comprehensive income(2)....................      186      186
Retained earnings............................................   27,900   27,900
                                                              -------- --------
  Total shareholders' equity.................................   82,333   82,333
                                                              -------- --------
  Total capitalization....................................... $105,333 $132,333
                                                              ======== ========

--------
(1) The subsidiary trusts are (i) GBB Capital I, which issued the trust preferred securities on March 31, 1997 and holds $20 million in 9.75% Junior Subordinated Deferrable Interest Debentures issued by Greater Bay, and (ii) GBB Capital II, which holds the Junior Subordinated Debentures as its sole asset. The Capital Securities are issued by GBB Capital II. The Junior Subordinated Debentures bear interest at the rate per annum, reset quarterly, equal to 3-month LIBOR (as defined herein) plus 150 basis points, and will mature on September 15, 2028. The Junior Subordinated Debentures are redeemable at any time prior to the Initial Optional Redemption Date, upon the occurrence of a Special Event, and on or after the Initial Optional Redemption Date, at the option of Greater Bay, subject to Greater Bay having received prior approval of the FRB if then required under applicable capital guidelines or policies of the FRB as described under "Description of Exchange Junior Subordinated Debentures-- Optional Prepayment" and "Special Event Prepayment" Greater Bay owns all of the Common Securities of GBB Capital.
(2) Includes only net unrealized gain on securities available for sale.

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  In connection with the sale of the Original Capital Securities, Greater Bay and the Trust entered into the Registration Rights Agreement with the Initial Purchaser, pursuant to which Greater Bay and the Trust agreed to file and use commercially reasonable efforts to cause to become effective with the Commission a Registration Statement relating to the exchange of the Original Capital Securities for capital securities with terms identical in all material respects to the terms of the Original Capital Securities.

  The Exchange Offer is being made to satisfy the contractual obligations of Greater Bay and the Trust under the Registration Rights Agreement. The form and terms of the Exchange Capital Securities are the same as the form and terms of the Original Capital Securities except that the Exchange Capital Securities have been registered under the Securities Act and will not be subject to certain restrictions on transfer applicable to the Original Capital Securities, and will not provide for any increase in the Distribution Rate thereon. In that regard, the Original Capital Securities provide that, if the Trust has not exchanged Exchange Capital Securities for all Original Capital Securities validly tendered on or prior to the 45th day after the date on which the Registration Statement is declared effective, the Distribution Rate borne by the Original Capital Securities will increase by .25% per annum for the period from the occurrence of such event until the Exchange Offer has been consummated. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution Rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Original Securities."

  The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Original Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

  Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Original Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Original Capital Securities are held of record by DTC who desires to deliver such Original Capital Security by book-entry transfer at DTC.

  Pursuant to the Exchange Offer, Greater Bay will exchange as soon as practicable after the date hereof, the Original Guarantee for the Exchange Guarantee and the Original Junior Subordinated Debentures, in an amount corresponding to the Original Capital Securities accepted for exchange, for a like aggregate principal amount of the Exchange Junior Subordinated Debentures.

  The Exchange Guarantee and the Exchange Junior Subordinated Debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

  The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to and including $30,000,000 aggregate Liquidation Amount of Exchange Capital Securities for a like aggregate Liquidation Amount of Original Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described herein. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $30,000,000 of Exchange Capital Securities in exchange for a like principal amount of outstanding Original Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Original Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Original Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof.

  The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered. As of the date of this Prospectus, $30,000,000 aggregate Liquidation Amount of the Original Capital Securities is outstanding.

  Holders of Original Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Original Capital Securities that are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Original Securities."

  If any tendered Original Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Original Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

  Holders who tender Original Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Original Capital Securities in connection with the Exchange Offer. Greater Bay will pay all charges and expenses, other than certain applicable taxes described herein, in connection with the Exchange Offer. See "--Fees and Expenses."

  NEITHER GREATER BAY, THE BOARD OF DIRECTORS OF GREATER BAY NOR ANY ISSUER TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF ORIGINAL CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. EACH HOLDER OF ORIGINAL CAPITAL SECURITIES MUST DECIDE WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF ORIGINAL CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDER'S OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE, EXTENSIONS, AMENDMENTS

  The term "Expiration Date" means 5:00 p.m., Eastern time, on November 23 , 1998 unless the Exchange Offer is extended by Greater Bay or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

  Greater Bay and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Original Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Original Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Original Capital Securities to withdraw their tendered Original Capital Securities as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by Greater Bay and the Trust to constitute a material change, or if Greater Bay and the Trust waive a material condition of the Exchange Offer, Greater Bay and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Original Capital Securities, and Greater Bay and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

  Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., Eastern time, on the next Business Day after the previously scheduled Expiration Date. Without limiting the manner in which Greater Bay and the Trust may choose to make any public announcement and subject to applicable laws, Greater Bay and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE CAPITAL SECURITIES

  Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, Exchange Capital Securities for Original Capital Securities validly tendered and not withdrawn promptly after the Expiration Date.

  In all cases, delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of
(i) the book-entry confirmation described below under "--Procedures for Tendering Original Capital Securities--Book-Entry Transfer" or (ii) certificates representing such Original Capital Securities, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other documents required by the Letter of Transmittal.

  Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Original Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent (any such oral notice to be promptly confirmed in writing) of the Trust's acceptance of such Original Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of book-entry confirmations or certificates representing Original Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving book-entry confirmations or certificates representing Original Capital Securities, Letters of Transmittal and related documents and transmitting Exchange Capital Securities to validly tendered holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Original Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Original Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Original Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule14e-1(c) under the Exchange Act, retain tendered Original Capital Securities and such Original Capital Securities may not be withdrawn except to the extenttendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

  Pursuant to the Letter of Transmittal, a holder of Original Capital Securities will warrant and agree that it has full power and authority to tender, exchange, sell, assign and transfer Original Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Original Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Original Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Original Capital Securities tendered pursuant to the Exchange Offer. Tendering holders of Original Capital Securities that use ATOP will, by doing so, acknowledge that they are bound by the terms of the Letter of Transmittal.

PROCEDURES FOR TENDERING ORIGINAL CAPITAL SECURITIES

 Valid Tender

  Except as set forth herein, in order for Original Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at its address set forth under "--Exchange Agent," and either (i) tendered Original Capital Securities must be received by the Exchange Agent, or (ii) such Original Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth herein and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth herein must be complied with.

  If less than all of the Original Capital Securities are tendered, a tendering holder should fill in the amount of Original Capital Securities being tendered in the appropriate box on the Letter of Transmittal or so indicate in an Agent's Message in lieu of the Letter of Transmittal. The entire amount of Original Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

  THE METHOD OF DELIVERY OF THE BOOK-ENTRY CONFIRMATIONS OR CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

 Book-Entry Transfer

  For purposes of the Exchange Offer, the Exchange Agent will establish an account with respect to the Original Capital Securities at DTC within two Business Days after the date of this Prospectus. Any tendering financial institution that is a participant in DTC's book-entry transfer facility system must make a book-entry delivery of the Original Capital Securities by causing DTC to transfer such Original Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures for transfers. Such holder of Original Capital Securities using ATOP should transmit its acceptance to DTC on or prior to the Expiration Date (or comply with the guaranteed delivery procedures set forth below). DTC will verify such acceptance, execute a book-entry transfer of the tendered Original Capital Securities into the Exchange Agent's account at DTC and then send to the Exchange Agent confirmation of such book-entry transfer, including an agent's message confirming that DTC has received an express acknowledgment from such holder that such holder has received and agrees to be bound by the Letter of Transmittal and that the Trust and Greater Bay may enforce the Letter of Transmittal against such holder (a "book-entry confirmation").

  A beneficial owner of Original Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial owner wishes to participate in the Exchange Offer.

 Certificates

  If the tender is not made through ATOP, certificates representing Original Capital Securities, as well as the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other required documents required by the Letter of Transmittal, must be received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date in order for such tender to be effective (or the guaranteed delivery procedure set forth herein must be complied with).

  If less than all of the Original Capital Securities are tendered, a tendering holder should fill in the amount of Original Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Original Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

 Signature Guarantees

  Certificates for the Original Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (i) a certificate for the Original Capital Securities is registered in a name other than that of the person surrendering the certificate or (ii) holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (i) or (ii) above, such certificates for Original Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (a) a bank; (b) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (c) a credit union; (d) a national securities exchange, registered securities association or clearing agency; or (e) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

 Delivery

  The method of delivery of the book-entry confirmation or certificates representing tendered Original Capital Securities, the Letter of Transmittal, and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail, return receipt requested, properly insured, or an overnight delivery service is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

  Notwithstanding any other provision hereof, the delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of (i) a book-entry confirmation with respect to such Original Capital Securities or (ii) certificates representing Original Capital Securities and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Capital Securities might not be made to all tendering holders at the same time, and will depend upon when book-entry confirmations with respect to Original Capital Securities or certificates representing Original Capital Securities and other required documents are received by the Exchange Agent.

DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT

 Guaranteed Delivery

  If a holder desires to tender Original Capital Securities pursuant to the Exchange Offer and the certificates for such Original Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Original Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

    (i) such tenders are made by or through an Eligible Institution;

    (ii) properly completed and duly executed notice to the Exchange Agent guaranteeing delivery to the Exchange Agent of either certificates representing Original Capital Securities or a book-entry confirmation in compliance with the requirements set forth herein (the "Notice of Guaranteed Delivery"), substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided herein, on or prior to Expiration Date; and

    (iii) a book-entry confirmation or the certificates representing all tendered Original Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are, in any case, received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

  The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

  The Trust's acceptance for exchange of Original Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

 Determination of Validity

  All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Original Capital Securities will be determined by Greater Bay and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. Greater Bay and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to Greater Bay and the Trust, be unlawful. Greater Bay and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Original Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

  The interpretation by Greater Bay and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Original Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. None of Greater Bay, the Trust, any affiliates or assigns of Greater Bay or the Trust, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

  If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by Greater Bay and the Trust, proper evidence satisfactory to Greater Bay and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

RESALES OF EXCHANGE CAPITAL SECURITIES

  The Trust is making the Exchange Offer for the Exchange Capital Securities in reliance on the position of the Staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither Greater Bay nor the Trust sought its own interpretive letter and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff of the Commission, and subject to the two immediately following sentences, Greater Bay and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of Greater Bay or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust to resell pursuant to Rule144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the Staff of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such

Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described herein, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

  Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of Greater Bay or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities
Act) of such Exchange Capital Securities. In addition, Greater Bay and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to Greater Bay and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Original Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff of the Commission in the interpretive letters referred to above, Greater Bay and the Trust believe that Participating Broker-Dealers who acquired Original Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, Greater Bay and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify Greater Bay or the Trust, or cause Greater Bay or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at its address set forth herein under "--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of Greater Bay or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

  In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from Greater Bay or the Trust of the occurrence of any event or the discovery of (i) any fact that makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or (ii) any fact that causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading, or
(iii) of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until Greater Bay or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or Greater Bay or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If Greater Bay or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which Greater Bay or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

  Except as otherwise provided herein, tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

  In order for a withdrawal to be effective a written, telegraphic or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Original Capital Securities to be withdrawn, the aggregate principal amount of Original Capital Securities to be withdrawn, and (if certificates for such Original Capital Securities have been tendered) the name of the registered holder of the Original Capital Securities as set forth on the such certificates if different from that of the person who tendered such Original Capital Securities. If certificates representing Original Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such certificates, the tendering holder must submit the serial numbers shown on the particular certificates to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Original Capital Securities tendered for the account of an Eligible Institution. If Original Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Original Capital Securities--Book-Entry Transfer," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Original Capital Securities. Withdrawals of tenders of Original Capital Securities may not be rescinded. Original Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "-- Procedures for Tendering Original Capital Securities."

  All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. None of Greater Bay, the Trust, any affiliates or assigns of Greater Bay or the Trust, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Original Capital Securities that have been tendered but are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON THE EXCHANGE CAPITAL SECURITIES

  Holders of the Capital Securities will be entitled to receive cumulative Distributions arising from the payment of interest on the Junior Subordinated Debentures, accumulating from August 12, 1998, and payable quarterly in arrears on each Interest Payment Date (as defined herein), commencing on December 15, 1998. The record dates will be the first day of the month in which the relevant payment occurs. In the event the Exchange Offer is consummated prior to the first record date, December 1, 1998, each Exchange Capital Security will pay cumulative Distributions from and after August 12, 1998. However, in the event the Exchange Offer is consummated after December 1, 1998, Distributions will be paid on the Original Capital Securities accumulated from and after August 12, 1998 through December 15, 1998, and the Exchange Capital Securities then will pay Distributions and from and after December 15, 1998. The amount of each Distribution with respect to Capital Securities will include amounts accrued to, but excluding the date the Distribution is due. Because of the foregoing procedures regarding Distributions, the amount of the Distributions received by holders whose Original Capital Securities are accepted for exchange will not be affected by the exchange.

CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, Greater Bay and the Trust will not be required to accept for exchange, or to exchange, any Original Capital Securities for any Exchange Capital Securities, and, as described herein, may terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

    (i) there shall occur a change in the current interpretation by the Staff of the Commission that permits the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Original Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder that is an "affiliate" of Greater Bay or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities; or

    (ii) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of Company or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

    (iii) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement, or proceedings shall have been initiated or, to the knowledge of Greater Bay or the Trust, threatened for that purpose, or any governmental approval has not been obtained, which approval Greater Bay or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

    (iv) Greater Bay determines in good faith that there is a reasonable likelihood that, or a material uncertainty exists as to whether, consummation of the Exchange Offer would result in an adverse tax consequence to the Trust or Greater Bay.

  If Greater Bay or the Trust determine in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, Greater Bay or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Original Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

  Wilmington Trust Company has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

          BY HAND, OVERNIGHT DELIVERY, REGISTERED OR CERTIFIED MAIL:
                           Wilmington Trust Company
                              Rodney Square North
                           1100 North Market Street
                        Wilmington, Delaware 19890-0001

                     Attention: Corporate Trust Department

                     Confirm by Telephone: (302) 651-1079

                    Facsimile Transmissions: (302) 651-1562
                         (ELIGIBLE INSTITUTIONS ONLY)

  Delivery to other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

  Greater Bay has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. Greater Bay will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Original Capital Securities, and in handling or tendering for their clients.

  Holders who tender their Original Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Original Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

  Neither Greater Bay nor the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

  The Registration Rights Agreement is governed by, and construed in accordance with, the laws of the State of New York. The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a form of which is available upon request to Greater Bay. See "Information Delivered and Incorporated by Reference." In addition, the information set forth above concerning certain interpretations of and positions taken by the Staff of the Commission is not intended to constitute legal advice, and prospective investors should consult their own legal advisors with respect to such matters.

                      DESCRIPTION OF EXCHANGE SECURITIES

                  DESCRIPTION OF EXCHANGE CAPITAL SECURITIES

  Pursuant to the terms of the Trust Agreement, the Issuer Trustees on behalf of the Trust will issue the Exchange Capital Securities. The Exchange Capital Securities will represent beneficial interests in the Trust and the holders thereof will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "--Subordination of Common Securities." The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the Exchange Capital Securities, the Common Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms.

GENERAL

  The Exchange Capital Securities will be limited to $30,000,000 aggregate Liquidation Amount at any one time outstanding. The Exchange Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Exchange Junior Subordinated Debentures will be held by the Property Trustee on behalf of the Trust in trust for the benefit of the holders of the Trust Securities. The Exchange Guarantee will not guarantee payment of Distributions or amounts payable on redemption of the Exchange Capital Securities or liquidation of the Trust when the Trust does not have funds legally available for such payments. See "--Description of Exchange Guarantee."

DISTRIBUTIONS

  Holders of the Capital Securities will be entitled to receive cumulative Distributions arising from the payment of interest on the Junior Subordinated Debentures, accumulating from August 12, 1998, and payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on December 15, 1998. The record dates will be the first day of the month in which the relevant payment occurs. In the event the Exchange Offer is consummated prior to the first record date, December 1, 1998, each Exchange Capital Security will pay cumulative Distributions from and after August 12, 1998. However, in the event the Exchange Offer is consummated after December 1, 1998, Distributions will be paid on the Original Capital Securities accumulated from and after August 12, 1998 through December 15, 1998, and the Exchange Capital Securities then will pay Distributions and from and after December 15, 1998. The amount of each Distribution with respect to Exchange Capital Securities will include amounts accrued to, but excluding the date the Distribution is due. Because of the foregoing procedures regarding Distributions, the amount of the Distributions received by holders whose Original Capital Securities are accepted for exchange will not be affected by the exchange. The amount of Distributions payable for any period will be computed on the basis of the actual number of days elapsed in such period and a 360-day year. In the event that any date on which Distributions are payable on the Exchange Capital Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), except that if such next succeeding Business Day falls in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in New York, New York, San Francisco, California, or Wilmington, Delaware are authorized or required by law or executive order to remain closed.

  The Distribution Rate on the Exchange Capital Securities for each quarter or other period for which Distributions are payable will be determined on the Determination Date (as defined below) for such quarter or other period for which Distributions are payable and will be a per annum rate, reset quarterly, equal to 3-month LIBOR (determined as set forth below), plus 150 basis points, and will be effective as of the first day of such quarter or other period for which Distributions are payable.

DETERMINATION OF 3-MONTH LIBOR

  On each Determination Date, the Calculation Agent will calculate the Distribution Rate, based on 3-month LIBOR, for the Distribution period commencing on the second London Banking Day immediately following such Determination Date. "3-month LIBOR" means, with respect to a Distribution period relating to a Distribution Date, the London interbank offered rate for three-month, Eurodollar deposits determined in the following order of priority:

    (a) the rate (expressed as a percentage per annum) for Eurodollar deposits having a three-month maturity that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date;

    (b) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date, 3-month LIBOR will be the arithmetic mean of the rates (expressed as percentages per annum) for Eurodollar deposits having a three-month maturity that appear on Reuters Monitor Money Rates Page LIBO ("Reuters Page LIBO") as of 11:00 a.m. (London time) on such Determination Date;

    (c) if such rate does not appear on Reuters Page LIBO as of 11:00 a.m. (London time) on the related Determination Date, the Calculation Agent will request the principal London offices of four leading banks in the London interbank market to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for Eurodollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, 3-month LIBOR will be the arithmetic mean of such quotations;

    (d) if fewer than two such quotations are provided as requested in clause
  (c) above, the Calculation Agent will request four major New York City banks to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in Eurodollars as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, 3-month LIBOR will be the arithmetic mean of such quotations; and

    (e) if fewer than two such quotations are provided as requested in clause
  (d) above, 3-month LIBOR will be 3-month LIBOR determined with respect to the interest period immediately preceding such current interest period.

  If the rate for Eurodollar deposits having a three-month maturity that initially appears on Telerate Page 3750 or Reuters Page LIBO, as the case may be, as of 11:00 a.m. (London time) on the related Determination Date is superseded on Telerate Page 3750 or Reuters Page LIBO, as the case may be, by a corrected rate before 12:00 noon (London time) on such Determination Date, the corrected rate as so substituted on the applicable page will be the applicable 3-month LIBOR for such Determination Date.

  As used herein:

    "Calculation Agent" means Wilmington Trust Company.

    "Determination Date" means the date that is two London Banking Days preceding the first day of any period for which a Distribution will be payable.

    "London Banking Day" means a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

    "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

  All percentages resulting from any calculations on the Exchange Capital Securities will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

  On the Determination Date, the Calculation Agent shall notify Greater Bay and the Paying Agent of the applicable Distribution Rate in effect for the related Distribution period. The Calculation Agent shall, upon the request of the holder of any Exchange Capital Securities, provide the Distribution Rate then in effect. All calculations made by the Calculation Agent in the absence of manifest error shall be conclusive for all purposes and binding on Greater Bay and the holders of the Exchange Capital Securities.

OPTION TO EXTEND INTEREST PAYMENT DATE

  So long as no Debenture Event of Default shall have occurred and be continuing, Greater Bay will have the right under the Indenture to elect to defer the payment of interest on the Exchange Junior Subordinated Debentures, at any time or from time to time, for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date, or extend beyond the Stated Maturity Date. Upon any such election, quarterly Distributions on the Exchange Capital Securities will be deferred by the Trust during such Extension Period. Distributions to which holders of the Exchange Capital Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the applicable periodic Distribution Rate thereof, compounded quarterly from the relevant Distribution Date, but not exceeding the interest rate then accruing on the Exchange Junior Subordinated Debentures. The term "Distributions," as used herein, shall include any such additional Distributions.

  Prior to the termination of any such Extension Period, Greater Bay may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarterly periods, to end on a date other than an Interest Payment Date or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, Greater Bay may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. Greater Bay must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period (or an extension thereof) at least five Business Days prior to the earlier of: (i) the date the Distributions on the Exchange Capital Securities would have been payable except for the election to begin such Extension Period; and (ii) the date the Administrative Trustees are required to give notice to any securities exchange or automated quotation system or to holders of such Exchange Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that Greater Bay may elect to begin an Extension Period. See "Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

  During any such Extension Period, Greater Bay may not: (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Greater Bay's capital stock (which includes common and preferred stock); (ii) make any payment of principal of or premium, if any, on or repay, repurchase or redeem any debt securities of Greater Bay (including Other Debentures) that rank pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures; or (iii) make any guarantee payments with respect to any guarantee by Greater Bay of the debt securities of any subsidiary of Greater Bay (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures (other than (a) dividends or distributions in Greater Bay's capital stock (which includes common and preferred stock), (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Exchange Guarantee,

(d) as a result of a reclassification of Greater Bay's capital stock or the exchange or conversion of one class or series of Greater Bay's capital stock for another class or series of Greater Bay's capital stock, (e) the purchase of fractional interests in shares of Greater Bay's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of common stock related to the issuance of common stock or rights under any of Greater Bay's benefit plans for its directors, officers or employees or any of Greater Bay's dividend reinvestment plans). Greater Bay has no current intention to exercise its right to defer payments of interest on the Exchange Junior Subordinated Debentures.

  The revenue of the Trust available for distribution to holders of the Exchange Capital Securities will be limited to payments under the Exchange Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "Description of Exchange Junior Subordinated Debentures--General." If Greater Bay does not make interest payments on the Exchange Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Exchange Capital Securities. The payment of Distributions (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be guaranteed by Greater Bay on a limited basis as set forth herein under "Description of Exchange Guarantee."

REDEMPTION

  Upon the repayment on the Stated Maturity Date or prepayment in whole or in part prior to the Stated Maturity Date of the Junior Subordinated Debentures (other than following the distribution of the Junior Subordinated Debentures to the holders of the Trust Securities), the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to 100% of the corresponding principal amount of Exchange Junior Subordinated Debentures so repaid or prepaid, as the case may be, plus accrued and unpaid interest thereon to the date of redemption. See "--Description of Exchange Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment." If less than all of the Exchange Junior Subordinated Debentures are to be prepaid on a Redemption Date, then the proceeds of such prepayment shall be allocated pro rata to the Trust Securities.

  "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Junior Subordinated Debentures upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Exchange Junior Subordinated Debentures are distributed.

  Greater Bay will have the option to prepay the Junior Subordinated Debentures, (i) in whole or in part, on or after the Initial Optional Redemption Date, and (ii) in whole but not in part, at any time prior to the Initial Optional Redemption Date, upon the occurrence of a Special Event, at the Prepayment Price, in each case subject to the receipt of any required regulatory approval. See "--Description of Exchange Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF EXCHANGE JUNIOR SUBORDINATED DEBENTURES

  Greater Bay will have the right at any time to dissolution of the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, to cause Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to (i) the Administrative Trustees having received an opinion of counsel to the effect that such distribution will not cause the holders of Exchange Capital Securities to recognize gain or loss for federal income tax purposes and (ii) Greater Bay having received any required regulatory approval.

  The Trust shall automatically dissolve upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of Greater Bay; (ii) the distribution of a Like Amount of the Exchange Junior Subordinated

Debentures to the holders of the Trust Securities, if Greater Bay, as Sponsor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of Greater Bay, as Sponsor); (iii) redemption of all of the Trust Securities as described under "--Redemption;" (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

  If a dissolution occurs as described in clause (i), (ii), (iv), or (v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Exchange Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Exchange Capital Securities shall have a priority over the Common Securities. See "-- Subordination of Common Securities." If an early dissolution occurs, the Exchange Junior Subordinated Debentures will be subject to optional prepayment, in whole or in part, on or after the Initial Optional Redemption Date, unless such termination relates to the circumstances described in clause
(v) above, in which case the Exchange Junior Subordinated Debentures will be subject to optional prepayment, in whole but not in part, on or after the Initial Optional Redemption Date.

  After the liquidation date is fixed for any distribution of Exchange Junior Subordinated Debentures to holders of the Trust Securities, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, will receive, in respect of each Global Capital Security held by it, a registered global certificate representing the Exchange Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent Exchange Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon Greater Bay will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Exchange Junior Subordinated Debentures.

  There can be no assurance as to the market prices for the Exchange Capital Securities or the Exchange Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Exchange Capital Securities that an investor may purchase, or the Exchange Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Exchange Capital Securities offered hereby.

REDEMPTION PROCEDURES

  If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Junior Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price. See "-- Subordination of Common Securities."

  If the Trust gives a notice of redemption for the Exchange Capital Securities, then, by 12:00 noon, Eastern time, on the Redemption Date, to the extent funds are legally available, with respect to the Exchange Capital Securities held in global form by DTC or its nominees, the Property Trustee will deposit or cause the Paying

Agent to deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Exchange Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will irrevocably deposit with the Paying Agent for the Exchange Capital Securities funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Exchange Capital Securities. See "--Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Exchange Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Exchange Capital Securities called for redemption will cease, except the right of the holders of such Exchange Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and such Exchange Capital Securities will cease to be outstanding. In the event that any Redemption Date of Exchange Capital Securities is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such next succeeding Business Day falls in the next calendar year, such payment shall be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by Greater Bay pursuant to the Exchange Guarantee as described under "--Description of Exchange Guarantee," (i) Distributions on Exchange Capital Securities will continue to accumulate at the then-applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid and (ii) the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless Greater Bay defaults in payment of the applicable Redemption Price on, or in the repayment of, the Exchange Junior Subordinated Debentures, on and after the Redemption Date, Distributions will cease to accrue on the Trust Securities called for redemption.

  Subject to applicable law (including, without limitation, United States federal securities law), Greater Bay or its subsidiaries may at any time and from time to time purchase outstanding Exchange Capital Securities by tender, in the open market or by private agreement.


SUBORDINATION OF COMMON SECURITIES

  Payment of Distributions on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

  In the case of any Event of Default under the Trust Agreement, Greater Bay as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of Greater Bay as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

  The occurrence of a Debenture Event of Default constitutes an "Event of Default" under the Trust Agreement. See "--Description of Exchange Junior Subordinated Debentures--Debenture Events of Default."

  Within ten (10) Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Exchange Capital Securities, the Administrative Trustees and Greater Bay, as Sponsor, unless such Event of Default shall have been cured or waived. Greater Bay, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

  If a Debenture Event of Default has occurred and is continuing, the Exchange Capital Securities shall have a preference over the Common Securities as described under "--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures" and "--Subordination of Common Securities."

REMOVAL OF ISSUER TRUSTEES

  Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Exchange Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in Greater Bay as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.


CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

  Unless a Debenture Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust's property may at any time be located, the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust's property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have the power to make any such appointment of a co-trustee.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

  Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such Person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

  The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described herein or as otherwise described under "--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures." The Trust may, at the request of Greater Bay, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Exchange Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any state; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) Greater Bay expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Exchange Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Trust Securities are then listed or quoted, if any,
(iv) if the Exchange Capital Securities (including any Successor Securities) are rated by any nationally recognized statistical rating organization prior to such transaction, such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Exchange Capital Securities (including any Successor Securities) or, if the Exchange Junior Subordinated Debentures are so rated, the Exchange Junior Subordinated Debentures, to be downgraded by any such nationally recognized statistical rating organization,
(v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, Greater Bay has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity) and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) Greater Bay or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Exchange Guarantee and the Common Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

  Except as provided herein and under "--Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "--Description of Exchange Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Exchange Capital Securities will have no voting rights.

  The Trust Agreement may be amended from time to time by Greater Bay, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provision in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act or (iii) to modify, eliminate or add any provisions of the Trust Agreement to such extent as shall be necessary to enable the Trust or Greater Bay to conduct an Exchange Offer in the manner contemplated by the Registration Rights Agreement; provided, however, that in the case of clauses (i) and (iii), such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities. Any amendments of the Trust Agreement pursuant to the foregoing shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and Greater Bay (i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities and (ii) upon receipt by the Issuer Trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date. The Exchange Capital Securities and any Original Capital Securities that remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.

  So long as any Exchange Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Debenture Trustee with respect to the Exchange Junior Subordinated Debentures, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Exchange Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Exchange Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Exchange Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Exchange Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Exchange Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Exchange Capital Securities of any notice of default it receives with respect to the Exchange Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Exchange Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will continue to be classified as a grantor trust, and not as an association taxable as a corporation, for federal income tax purposes on account of such action.

  Any required approval of holders of Exchange Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Exchange Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Exchange Capital Securities in the manner set forth in the Trust Agreement.

  No vote or consent of the holders of Exchange Capital Securities will be required for the Trust to redeem and cancel the Exchange Capital Securities in accordance with the Trust Agreement.

  Notwithstanding that holders of the Exchange Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Exchange Capital Securities that are owned by Greater Bay, the Issuer Trustees or any affiliate of Greater Bay or any Issuer Trustee shall, for purposes of such vote or consent, be treated as if they were not outstanding.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

  The Exchange Capital Securities initially will be represented by one or more Exchange Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described herein.

  In the event that Exchange Capital Securities are issued in certificated form, the Exchange Capital Securities will be in blocks having a Liquidation Amount of not less than $100,000 (100 Exchange Capital Securities) and may be transferred or exchanged only in such blocks in the manner described herein.

  Except as set forth herein, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee and only in amounts that would not cause a holder to own less than 100 Exchange Capital Securities. Beneficial interests in the Global Capital Securities may not be exchanged for Exchange Capital Securities in certificated form except in the limited circumstances described herein. See "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

DEPOSITORY PROCEDURES

  DTC has advised the Trust and Greater Bay that DTC is a limited-purpose trust company organized under the laws of the state of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

  DTC has also advised the Trust and Greater Bay that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchaser with portions of the principal amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

  Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are Participants, or indirectly through organizations that are Participants. All interests in a Global Capital Security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Exchange Capital Securities, see "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

  EXCEPT AS DESCRIBED HEREIN, OWNERS OF INTERESTS IN THE GLOBAL CAPITAL SECURITIES WILL NOT HAVE EXCHANGE CAPITAL SECURITIES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF EXCHANGE CAPITAL SECURITIES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE TRUST AGREEMENT FOR ANY PURPOSE.

  Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Exchange Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to, or payments made on account of, beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and Greater Bay that its current practice, upon receipt of any payment in respect of securities such as the Exchange Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Exchange Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or Greater Bay. None of the Trust, Greater Bay or the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Exchange Capital Securities, and the Trust, Greater Bay and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

  Any secondary market trading activity in interests in the Global Capital Securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will settle in same-day funds.

  DTC has advised the Trust and Greater Bay that it will take any action permitted to be taken by a holder of Exchange Capital Securities (including, without limitation, the presentation of Exchange Capital Securities for exchange as described herein) only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the aggregate Liquidation Amount of the Exchange Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for legended Exchange Capital Securities in certificated form and to distribute such Exchange Capital Securities to its Participants.

  So long as DTC or its nominee is the registered owner of the Global Capital Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Capital Securities represented by the Global Capital Security for all purposes under the Trust Agreement.

  Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Trust, Greater Bay or the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing its operations.

  The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and Greater Bay believe to be reliable, but neither the Trust nor Greater Bay takes responsibility for the accuracy thereof.

EXCHANGE OF BOOK-ENTRY CAPITAL SECURITIES FOR CERTIFICATED CAPITAL SECURITIES

  A Global Capital Security is exchangeable for Exchange Capital Securities in registered certificated form if (i) DTC (a) notifies the Trust that it is unwilling or unable to continue as Depository for the Global Capital Security or (b) has ceased to be a clearing agency registered under the Exchange Act, and the Trust thereupon fails to appoint a successor Depository within 90 days, (ii) the Trust in its sole discretion elects to cause the issuance of the Exchange Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In addition, beneficial interests in a Global Capital Security may be exchanged by or on behalf of DTC for certificated Exchange Capital Securities upon request by DTC, but only upon at least 20 days' prior written notice given to the Property Trustee in accordance with DTC's customary procedures. In all cases, certificated Exchange Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

PAYMENT AND PAYING AGENCY

  Payments in respect of the Exchange Capital Securities held in global form shall be made to the Depository, which shall credit the relevant accounts at the Depository on the applicable Distribution Dates or in respect of the Exchange Capital Securities that are not held by the Depository, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and shall include any co-paying agent chosen by the Property Trustee that is acceptable to the Administrative Trustees and Greater Bay. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee, the Administrative Trustees and Greater Bay. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and Greater Bay) to act as Paying Agent.

RESTRICTIONS ON TRANSFER

  The Exchange Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Exchange Capital Securities) and multiples of $1,000 in excess thereof. Any attempted sale, transfer or other disposition of Exchange Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Exchange Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Exchange Capital Securities.

REGISTRAR AND TRANSFER AGENT

  The Property Trustee will act as registrar and transfer agent for the Exchange Capital Securities.

  Registration of transfers of the Exchange Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Exchange Capital Securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, during the existence of an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Exchange Capital Securities or the Common Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by Greater Bay and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

  The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that (i) the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act, (ii) the Trust will be classified as a grantor trust for United States federal income tax purposes and (iii) the Exchange Junior Subordinated Debentures will be treated as indebtedness of Greater Bay for United States federal income tax purposes. In this connection, Greater Bay and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law or the Trust Agreement, that the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

  The Trust Agreement provides that (i) holders of the Trust Securities have no preemptive or similar rights to subscribe for any additional Trust Securities, and (ii) the issuance of Exchange Capital Securities and the issuance of Common Securities are not subject to preemptive or similar rights.

  The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

            DESCRIPTION OF EXCHANGE JUNIOR SUBORDINATED DEBENTURES

  The Original Junior Subordinated Debentures were issued and the Exchange Junior Subordinated Debentures will be issued under the Indenture. The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Exchange Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

GENERAL

  Concurrently with the issuance of the Original Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by Greater Bay for the Common Securities, in Original Junior Subordinated Debentures issued by Greater Bay. The Exchange Junior Subordinated Debentures, similarly to the Original Junior Subordinated Debentures, will bear interest at a rate per annum, reset quarterly, equal to 3-month LIBOR plus 150 basis points from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from August 12, 1998, until the principal thereof becomes due and payable, and at the Interest Rate on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest, compounded quarterly, (the "Interest

Rate"), payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, (each, an "Interest Payment Date"), commencing December 15, 1998. The record dates will be the first day of the month in which the relevant payment occurs. It is anticipated that, until the liquidation, if any, of the Trust, each Exchange Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of the actual number of days elapsed in such period and a 360-day year. In the event that any date on which interest is payable on the Exchange Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the applicable periodic Interest Rate thereof, compounded quarterly. The term "interest," as used herein, shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums, as applicable.

  The Interest Rate and amount of interest payable will be calculated or determined in the same manner as the Distribution Rate and amounts of Distributions payable, respectively, as described under "Description of Exchange Capital Securities--Distributions" and "--Determination of 3-month LIBOR."

  The Exchange Junior Subordinated Debentures will be issued in denominations of $100,000 and multiples of $1,000 in excess thereof. The Exchange Junior Subordinated Debentures will mature on September15, 2028 (the "Stated Maturity Date").

  The Exchange Junior Subordinated Debentures will be issued in denominations of $100,000 and multiples of $1,000 in excess thereof, pursuant to the Indenture.

  The Exchange Junior Subordinated Debentures will be unsecured and will rank pari passu with the Original Junior Subordinated Debentures and all Other Debentures and subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See "--Subordination."

  Greater Bay is a bank holding company regulated by the FRB and almost all of the operating assets of Greater Bay are owned by its subsidiaries. Greater Bay is a legal entity separate and distinct from its subsidiaries. Holders of Junior Subordinated Debentures should look only to Greater Bay for payments on the Junior Subordinated Debentures. The principal sources of Greater Bay's income are dividends, interest and fees from the Banks. Greater Bay relies primarily on dividends from the Banks to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Dividend payments from the Banks are subject to regulatory limitations, generally based on current and retained earnings, imposed by the various regulatory agencies with authority over the respective Banks. Under the FDIA, insured depositary institutions such as the Banks are prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become "undercapitalized" (as such term is used in the statute). Based on each of the Bank's current financial condition, Greater Bay does not expect that this provision will have any impact on its ability to obtain dividends from the Banks. During the first six months of 1998, the Banks paid $1.6 million in dividends to Greater Bay, which reflected approximately 9.3% of the total amount of dividends the Banks were permitted to pay as of June 30, 1998 under existing supervisory practices. Payment of dividends by the Banks is also subject to the respective Bank's profitability, financial condition and capital expenditures and other cash flow requirements. The FRB has stated that, as a matter of prudent banking, a bank or bank holding company should not maintain its existing rate of cash dividends on common stock unless (i) the organization's net income available to common shareholders over the past year has been sufficient to fund fully the dividends; and (ii) the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality, and overall financial condition. No assurance can be given that the Banks will be able to pay dividends at past levels, or at all, in the future.

  In addition to restrictions on the payment of dividends, the Banks are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, Greater Bay and certain other

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

affiliates, and on investments in stock or other securities thereof. Such restrictions prevent Greater Bay and such other affiliates from borrowing from the Banks, unless the loans are secured by various types of collateral. Furthermore, such secured loans, other transactions and investments by the Banks are generally limited in amount as to Greater Bay and as to each of such other affiliate to 10% of each Bank's capital and surplus and as to Greater Bay and all of such other affiliates to an aggregate of 20% of the each Bank's capital and surplus. As of June 30, 1998, approximately $11.5 million of credit was available to Greater Bay under this limitation.

  Because Greater Bay is a holding company, the right of Greater Bay to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Exchange Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of such subsidiary (including depositors in the case of the Banks), except to the extent that Greater Bay may itself be recognized as a creditor of that subsidiary. Accordingly, the Exchange Junior Subordinated Debentures effectively will be subordinated to all existing and future liabilities of Greater Bay's subsidiaries (including deposit liabilities of the Banks) and all liabilities of future subsidiaries of Greater Bay. As a result, holders of Exchange Junior Subordinated Debentures should look only to the assets of Greater Bay for payments on the Exchange Junior Subordinated Debentures. At June 30, 1998, Greater Bay's subsidiaries had aggregate total liabilities, (including deposits) of $1.3 billion.

  The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of Greater Bay or any subsidiary, including Senior
Indebtedness. See "--Subordination." Greater Bay expects from time to time that it will incur additional indebtedness constituting Senior Indebtedness and that its subsidiaries will incur additional liabilities.


FORM, REGISTRATION AND TRANSFER

  If the Exchange Junior Subordinated Debentures are distributed to the holders of the Trust Securities, the Exchange Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co., as the nominee of DTC. The depository arrangements for such Exchange Junior Subordinated Debentures are expected to be substantially similar to those in effect for the Exchange Capital Securities. For a description of DTC and the terms of the depository arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "--Description of Exchange Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer."

PAYMENT AND PAYING AGENTS

  Payment of principal of and interest on the Exchange Junior Subordinated Debentures will be made at the office of the Debenture Trustee in Wilmington, Delaware or at the office of such Paying Agent or Paying Agents as Greater Bay may designate from time to time, except that at the option of Greater Bay payment of any interest may be made, except in the case of Exchange Junior Subordinated Debentures in global form, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Exchange Junior Subordinated Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant record date. Payment of any interest on any Exchange Junior Subordinated Debenture will be made to the Person in whose name such Exchange Junior Subordinated Debenture is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. Greater Bay may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; provided, however, Greater Bay will at all times be required to maintain a Paying Agent in each place of payment for the Exchange Junior Subordinated Debentures.

  Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by Greater Bay in trust, for the payment of the principal of or interest on any Exchange Junior Subordinated Debenture and remaining unclaimed for two years after such principal or interest has become due and payable shall, at the request of Greater Bay, be repaid to Greater Bay and the holder of such Exchange Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to Greater Bay for payment thereof.

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

OPTION TO EXTEND INTEREST PAYMENT DATE

  So long as no Debenture Event of Default has occurred and is continuing, Greater Bay has the right under the Indenture to defer the payment of interest on the Exchange Junior Subordinated Debentures at any time and from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. At the end of such Extension Period, Greater Bay must pay all interest then accrued and unpaid (together with interest thereon at the applicable periodic Interest Rate, compounded quarterly, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and, if the Exchange Subordinated Debentures have been distributed to holders of the Trust Securities, holders of Exchange Junior Subordinated Debentures (or holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue such deferred interest income for federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

  During any such Extension Period, Greater Bay may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Greater Bay's capital stock, (ii) make any payment of principal of, premium, if any, or interest on or repay, repurchase or redeem any debt securities of Greater Bay (including Other Debentures) that rank pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by Greater Bay of the debt securities of any subsidiary of Greater Bay (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of Greater Bay, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Exchange Guarantee,
(d) the purchase of fractional shares resulting from a reclassification of Greater Bay's capital stock, (e) the purchase of fractional interests in shares of Greater Bay's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of common stock of Greater Bay related to the issuance of such common stock or rights under any of Greater Bay's benefit plans for its directors, officers or employees or any of Greater Bay's dividend reinvestment plans).

  Prior to the termination of any such Extension Period, Greater Bay may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarterly periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, Greater Bay may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. Greater Bay must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Trust is required to give notice to any automated quotation system or to holders of Exchange Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of Greater Bay's election to begin or extend a new Extension Period to the holders of the Exchange Capital Securities. There is no limitation on the number of times that Greater Bay may elect to begin an Extension Period.

OPTIONAL PREPAYMENT

  The Exchange Junior Subordinated Debentures will be prepayable, in whole or in part, at the option of Greater Bay on or after the Initial Optional Redemption Date, subject to Greater Bay having received any required regulatory approvals, at a price (the "Prepayment Price") equal to 100% of the principal amount of Junior Subordinated Debentures so prepaid, plus, accrued and unpaid interest thereon, if any, to the date of prepayment.

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

SPECIAL EVENT PREPAYMENT

  Prior to the Initial Optional Repayment Date, if a Special Event shall occur and be continuing, Greater Bay may, at its option and subject to receipt of any required regulatory approvals, prepay the Exchange Junior Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Special Event, at the Prepayment Price. If, following the occurrence of a Special Event, Greater Bay exercises its option to prepay the Exchange Junior Subordinated Debentures, then the proceeds of that prepayment must be applied to redeem a Like Amount of Trust Securities at the Redemption Price.

  A "Special Event" means an Investment Company Event, Regulatory Capital Event, or a Tax Event, as the case may be.

  An "Investment Company Event" means the receipt by Greater Bay and GBB Capital II of an opinion of independent securities counsel experienced in such matters to the effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulation thereunder of the United States or any rules, guidelines or policies of any applicable regulatory authority for Greater Bay or (b) any official administrative or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Trust Securities, the Trust is, or within 90 days of the date of such opinion will be, considered an "investment company" that is required to be registered under the Investment Company Act.

  A "Regulatory Capital Event" means the receipt by Greater Bay of an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (i) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of an applicable regulatory agency or (ii) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Trust Securities, the Capital Securities do not constitute, or within 90 days of such opinion will not constitute, Tier 1 Capital (or its then equivalent if Greater Bay were subject to such capital requirement).

  A "Tax Event" means the receipt by Greater Bay and the Trust of an opinion of independent tax counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Trust Securities, there is more than an insubstantial risk that: (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures; (ii) interest payable by Greater Bay on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by Greater Bay, in whole or in part, for United States federal income tax purposes; or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the prepayment date to each holder of Exchange Junior Subordinated Debentures to be prepaid at its registered address. Unless Greater Bay defaults in payment of the Prepayment Price, on and after the prepayment date interest ceases to accrue on such Exchange Junior Subordinated Debentures called for prepayment.

  If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, Greater Bay will pay as additional amounts on the Exchange Junior Subordinated Debentures such amounts as shall be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event ("Additional Sums").

CERTAIN COVENANTS OF GREATER BAY

  Greater Bay will also covenant that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Greater Bay's capital stock, (ii) make any payment of principal of, premium, if any, or interest on or repay, repurchase or redeem any debt securities of Greater Bay (including Other Debentures) that rank pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by Greater Bay of the debt securities of any subsidiary of Greater Bay (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of Greater Bay, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Exchange Guarantee,
(d) the purchase of fractional shares resulting from a reclassification of Greater Bay's capital stock, (e) the purchase of fractional interests in shares of Greater Bay's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of common stock of Greater Bay related to the issuance of such common stock or rights under any of Greater Bay's benefit plans for its directors, officers or employees or any of Greater Bay's dividend reinvestment plans), if at such time (1) there shall have occurred any event of which Greater Bay has actual knowledge that (A) is, or, with the giving of notice or the lapse of time, or both, would constitute, a Debenture Event of Default and
(B) in respect of which Greater Bay shall not have taken reasonable steps to cure, (2) if such Exchange Junior Subordinated Debentures are held by the Trust, Greater Bay shall be in default with respect to its payment obligations under the Exchange Guarantee or (3) Greater Bay shall have given notice of its election of its right to commence an Extension Period as provided in the Indenture and such Extension Period, or any extension thereof, shall have commenced and be continuing.

  So long as the Trust Securities remain outstanding, Greater Bay also will covenant (i) to maintain 100% direct or indirect ownership of the Common Securities; provided, however, that any permitted successor of Greater Bay under the Indenture may succeed to Greater Bay's ownership of such Common Securities, (ii) to use commercially reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with the distribution of Exchange Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the prepayment of all the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust for federal income tax purposes, and (iii) to not cause, as sponsor of the Trust, or to permit, as holder of the Common Securities, the dissolution, winding-up or termination of the Trust, except as provided in the Trust Agreement.

MODIFICATION OF INDENTURE

  From time to time Greater Bay and the Debenture Trustee may, without the consent of the holders of Exchange Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, or enabling Greater Bay and the Trust to conduct an Exchange Offer as contemplated by the Registration Rights Agreement, provided that any such action does not materially adversely affect the interest of the holders of Exchange Junior Subordinated Debentures, and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting Greater Bay and the Debenture Trustee, with the consent of the holders of a majority in principal amount of Exchange Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Exchange Junior Subordinated Debentures; provided that no such modification may, without the consent of the holders of each outstanding Exchange Junior Subordinated Debenture so affected, (i) change the Stated Maturity Date, or reduce the principal amount of the Exchange Junior Subordinated Debentures or reduce the amount payable on redemption thereof or reduce the rate or extend the time of payment of interest thereon except pursuant to Greater Bay's right under the Indenture to defer the payment of interest as provided therein (see "--Option to Extend Interest Payment Date"), or change any of the prepayment provisions or make the principal of, or interest on, the Exchange Junior Subordinated Debentures payable in any coin or currency other than that provided in the Exchange Junior Subordinated Debentures, or impair or affect the right of any holder of Exchange Junior Subordinated Debentures to institute suit for the payment thereof, or (ii) reduce the percentage of principal amount of Exchange Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.

DEBENTURE EVENTS OF DEFAULT

  The Indenture provides that any one or more of the following described events with respect to the Exchange Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) failure for 30 days to pay any interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on the Exchange Junior Subordinated Debentures or any Other Debentures, when due (subject to the deferral of any due date in the case of an Extension Period in respect of the Junior Subordinated Debentures or Other Debentures, as the case may be); or

    (ii) failure to pay any principal or premium, if any, on the Exchange Junior Subordinated Debentures or any Other Debentures when due whether at maturity, upon prepayment, by declaration of acceleration of maturity or otherwise; or

    (iii) failure to observe or perform any other agreement or covenant contained in the Indenture for 90 days after written notice to Greater Bay from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Exchange Junior Subordinated Debentures; or

    (iv) certain events in bankruptcy, insolvency or reorganization of Greater Bay.

  The holders of a majority in aggregate outstanding principal amount of the Exchange Junior Subordinated Debentures have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Exchange Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Exchange Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Exchange Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

  The holders of a majority in aggregate outstanding principal amount of the Exchange Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Exchange Junior Subordinated Debentures, waive any past default, except a default in the payment of principal thereof (or premium, if any) or interest thereon (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee), or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Exchange Junior Subordinated Debenture.

  The Indenture requires the annual filing by Greater Bay with the Debenture Trustee of a certificate as to the absence of certain defaults under the Indenture.

  The Indenture provides that the Debenture Trustee may withhold notice of a Debenture Event of Default from the holders of the Exchange Junior Subordinated Debentures if the Debenture Trustee considers it in the interest of such holders to do so.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF EXCHANGE CAPITAL SECURITIES

  If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of Greater Bay to pay the principal of or interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on the Exchange Junior Subordinated Debentures on the due date, a holder of Exchange Capital Securities may institute a Direct Action. Greater Bay may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Exchange Capital Securities. Notwithstanding any payments made to a holder of Exchange Capital Securities by Greater Bay in connection with a Direct Action, Greater Bay shall remain obligated to pay the principal of and interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, on the Exchange Junior Subordinated Debentures, and Greater Bay shall be subrogated to the rights of the holder of such Exchange Capital Securities with respect to payments on the Exchange Capital Securities to the extent of any payments made by Greater Bay to such holder in any Direct Action.

  The holders of the Exchange Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Exchange Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "-- Description of Exchange Capital Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

  The Indenture provides that Greater Bay shall not consolidate with or merge into any other Person or convey, transfer or lease its properties as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into Greater Bay or convey, transfer or lease its properties as an entirety or substantially as an entirety to Greater Bay, unless: (i) in case Greater Bay consolidates with or merges into another Person or conveys or transfers its properties substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes Greater Bay's obligations on the Exchange Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

  The general provisions of the Indenture do not afford holders of the Exchange Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving Greater Bay that may adversely affect holders of the Exchange Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

  The Indenture provides that when, among other things, all Exchange Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity or called for prepayment within one year, and Greater Bay deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Exchange Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal and interest to the date of the deposit or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to Greater Bay's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and Greater Bay will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

  In the Indenture, Greater Bay has covenanted and agreed that the payment by Greater Bay of the principal and interest (including Compounded Interest and Additional Sums, if any) on all Exchange Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings of Greater Bay, the holder of Senior Indebtedness will first be entitled to receive payment in full of all Allocable Amounts (as defined below) in respect of such Senior Indebtedness before the holders of Exchange Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

  In the event of the acceleration of the maturity of the Exchange Junior Subordinated Debentures, the holders of all Allocable Amounts due on or in respect of such Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all Allocable Amounts due on or in respect of such Senior Indebtedness before the holders of the Exchange Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Exchange Junior Subordinated Debentures.

  No payments on account of principal or interest, if any, in respect of the Exchange Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

  "Allocable Amounts," when used with respect to any Senior Indebtedness, means all amounts due or to become due on such Senior Indebtedness less, if applicable, any amount which would have been paid to, and retained by, the holders of such Senior Indebtedness (whether as a result of the receipt of payments by the holders of such Senior Indebtedness from Greater Bay or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such Senior Indebtedness pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such Senior Indebtedness or otherwise) but for the fact that such Senior Indebtedness is subordinate or junior in right of payment to (or subject to a requirement that amounts received on such Senior Indebtedness be paid over to obligees on) trade accounts payable or accrued liabilities arising in the ordinary course of business.

  "Indebtedness" shall mean whether recourse is to all or a portion of the assets of Greater Bay and whether or not contingent (i) every obligation of Greater Bay for money borrowed; (ii) every obligation of Greater Bay evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of Greater Bay with respect to letters of credit, banker's acceptances or similar facilities issued for the account of Greater Bay; (iv) every obligation of Greater Bay issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of Greater Bay; (vi) all indebtedness of Greater Bay whether incurred on or prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, Greater Bay has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

  "Indebtedness Ranking on a Parity with the Exchange Junior Subordinated Debentures" shall mean (i) Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, to the extent such indebtedness specifically by its terms ranks pari passu with and not prior to the Exchange Junior Subordinated Debentures in the right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of Greater Bay, including without limitation the 1997 Junior Subordinated Debentures and (ii) all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with Greater Bay that is a financing vehicle of Greater Bay (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by Greater Bay pursuant to an instrument that ranks pari passu with or junior in right of payment to the Guarantee. The securing of any Indebtedness, otherwise constituting

Indebtedness Ranking on a Parity with the Exchange Junior Subordinated Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Exchange Junior Subordinated Debentures.

  "Indebtedness Ranking Junior to the Exchange Junior Subordinated Debentures" shall mean any Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, to the extent such indebtedness by its terms ranks junior to and not pari passu with or prior to the Exchange Junior Subordinated Debentures (and any other Indebtedness Ranking on a Parity with the Exchange Junior Subordinated Debentures) in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of Greater Bay. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking Junior to the Exchange Junior Subordinated Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Exchange Junior Subordinated Debentures.

  "Senior Indebtedness" shall mean the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Greater Bay whether or not such claim for post petition interest is allowed in such proceedings), on all Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness. Senior Indebtedness shall include, without limiting the foregoing, the Subordinated Notes of the Company and shall not include (a) any Indebtedness of Greater Bay which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Reform Act of 1978, as amended, was without recourse to Greater Bay, (b) any Indebtedness of Greater Bay to any of its subsidiaries, (c) any Indebtedness to any employee of Greater Bay, and (d) any Junior Subordinated Debenture.

  At June 30, 1998, Greater Bay had $3.0 million face amount of Senior Indebtedness outstanding.

  Greater Bay is a bank holding company and almost all of the operating assets of Greater Bay are owned by Greater Bay's subsidiaries. Greater Bay relies primarily on dividends from the Banks to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Greater Bay is a legal entity separate and distinct from its subsidiaries. Holders of Exchange Junior Subordinated Debentures should look only to Greater Bay for payments on the Junior Subordinated Debentures. There are regulatory limitations on the payment of dividends directly or indirectly to Greater Bay from the Banks. See "--General." In addition, the Banks are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, Greater Bay and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent Greater Bay and such other affiliates from borrowing from the Banks unless the loans are secured by various types of collateral. Further, such secured loans, other transaction and investments by the Banks are generally limited in amount as to Greater Bay and as to each of such other affiliates to 10% of each Banks's capital and surplus and as to Greater Bay and all of such other affiliates to an aggregate of 20% of each Bank's capital and surplus. Accordingly, the Exchange Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of Greater Bay's subsidiaries.

  Because Greater Bay is a bank holding company, the right of Greater Bay to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Exchange Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of the Banks), except to the extent Greater Bay may itself be recognized as a creditor of that subsidiary. At June 30, 1998, the subsidiaries of Greater Bay had aggregate total liabilities, including deposits, of $1.3 billion. Accordingly, the Exchange Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of Greater Bay's subsidiaries (including the Banks' deposit liabilities) and all liabilities of any future subsidiaries of Greater Bay. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of Greater Bay or any subsidiary, including Senior Indebtedness.

RESTRICTIONS ON TRANSFER

  The Exchange Junior Subordinated Debentures will be issued, and may be transferred, only in blocks having an aggregate principal amount of not less than $100,000 (100 Exchange Junior Subordinated Debentures) and multiples of $1,000 in excess thereof. Any such transfer of Exchange Junior Subordinated Debentures in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Junior Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such Exchange Junior Subordinated Debentures, and such transferee shall be deemed to have no interest whatsoever in such Exchange Junior Subordinated Debentures.


INFORMATION CONCERNING THE DEBENTURE TRUSTEE

  Following the Exchange Offer and the qualification of the Indenture under the Trust Indenture Act, the Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Exchange Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

GOVERNING LAW

  The Indenture and the Exchange Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the state of New York.

                       DESCRIPTION OF EXCHANGE GUARANTEE

  The Exchange Guarantee will be executed and delivered by Greater Bay concurrently with the issuance by the Trust of the Exchange Capital Securities for the benefit of the holders from time to time of the Exchange Capital Securities. The terms of the Exchange Guarantee are identical in all material respects to the terms of the Original Guarantee. Wilmington Trust Company will act as Guarantee Trustee under the Exchange Guarantee. The Exchange Guarantee has been qualified under the Trust Indenture Act. This summary of certain provisions of the Exchange Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Exchange Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Exchange Guarantee for the benefit of the holders of the Exchange Capital Securities.

STATUS OF ORIGINAL GUARANTEE

  If not all the Original Capital Securities are exchanged for Exchange Capital Securities in the Exchange Offer, the Original Guarantee will not terminate, but will continue to guarantee the obligations of Greater Bay for the benefit of the holders of Original Securities. The Original Guarantee will terminate upon full payment of the applicable Redemption Price of the Original Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Original Junior Subordinated Debentures to the holders of the Original Capital Securities. The Original Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Original Capital Securities must restore payment of any sums paid under the Original Capital Securities or the Original Guarantee.

GENERAL

  Greater Bay will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined herein) to the holders of the Exchange Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense

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

of payment. The following payments with respect to the Exchange Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Exchange Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Exchange Capital Securities, to the extent that the Trust has funds legally available therefor at such time, (ii) the applicable Redemption Price with respect to the Exchange Capital Securities called for redemption, to the extent that the Trust has funds legally available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (other than in connection with the distribution of the Exchange Junior Subordinated Debentures to holders of the Exchange Capital Securities or the redemption of all Exchange Capital Securities), the lesser of (a) the Liquidation Distribution, to the extent the Trust has funds legally available therefor at the time, and (b) the amount of assets of the Trust remaining available for distribution to holders of Exchange Capital Securities after satisfaction of liabilities to creditors of the Trust as required by applicable law. Greater Bay's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Greater Bay to the holders of the Exchange Capital Securities or by causing the Trust to pay such amounts to such holders.

  Greater Bay will, through the Exchange Guarantee, the Trust Agreement, the Exchange Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Capital Securities. See "Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee."

STATUS OF THE EXCHANGE GUARANTEE

  The Exchange Guarantee will constitute an unsecured obligation of Greater Bay and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the Exchange Junior Subordinated Debentures. See "Description of Exchange Junior Subordinated Debentures-- Subordination." In addition, because Greater Bay is a holding company, the right of Greater Bay to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of such subsidiary (including depositors of the Banks), except to the extent Greater Bay may itself be recognized as a creditor of such subsidiary. Accordingly, Greater Bay's obligations under the Exchange Guarantee effectively will be subordinated to all existing and future liabilities of Greater Bay's present and future subsidiaries (including deposit liabilities of the Banks). As a result, claimants should look only to the assets of Greater Bay for payment under the Exchange Guarantee. See "Description of Exchange Junior Subordinated Debentures--General." The Exchange Guarantee will rank pari passu with all Other Guarantees issued by Greater Bay (if any) issued by Other Trusts.

  The Exchange Guarantee does not limit the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by Greater Bay or any of it's subsidiaries. Greater Bay expects from time to time that it will incur additional indebtedness constituting Senior Indebtedness and that it's subsidiaries will incur additional liabilities.

  The Exchange Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against Greater Bay to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against any other person or entity). The Exchange Guarantee will be held for the benefit of the holders of the Exchange Capital Securities. The Exchange Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Exchange Capital Securities of the Exchange Junior Subordinated Debentures.

EVENTS OF DEFAULT

  An event of default under the Exchange Guarantee will occur upon the failure of Greater Bay to perform any of its payment or other obligations thereunder; provided, however, that except with respect to a default in payment of any Guarantee Payment, Greater Bay shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice.

  The holders of not less than a majority in Liquidation Amount of the Exchange Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Exchange Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Exchange Guarantee. Any holder of the Exchange Capital Securities may institute a legal proceeding directly against Greater Bay to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

  Greater Bay, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not Greater Bay is in compliance with all the conditions and covenants applicable to it under the Exchange Guarantee.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes that do not materially adversely affect the rights of holders of the Exchange Capital Securities (in which case no consent will be required), the Exchange Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding Exchange Capital Securities. The manner of obtaining any such approval will be as set forth under "--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Exchange Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Greater Bay and shall inure to the benefit of the holders of the Exchange Capital Securities then outstanding.

TERMINATION OF THE EXCHANGE GUARANTEE

  The Exchange Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Exchange Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Exchange Junior Subordinated Debentures to the holders of the Exchange Capital Securities. The Exchange Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Exchange Capital Securities must restore payment of any sums paid under the Exchange Capital Securities or the Exchange Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, other than during the occurrence and continuance of a default by Greater Bay in performance of the Exchange Guarantee, will undertake to perform only such duties as are specifically set forth in the Exchange Guarantee and, in case a default with respect to the Exchange Guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the Exchange Guarantee at the request of any holder of the Exchange Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

  The Exchange Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                      DESCRIPTION OF ORIGINAL SECURITIES

  The terms of the Original Securities are identical in all materials respects to the Exchange Securities, except that (i) the Original Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the Exchange

Capital Securities will not provide for any increase in the Distribution Rate thereon and (iii) the Exchange Junior Subordinated Debentures will not provide for any liquidated damages thereon. The Original Securities provide that, if a Registration Statement relating to the Exchange Offer has not been declared effective by February 8, 1999 then liquidated damages will accrue at the rate of 0.25% per annum on the principal amount of the Original Junior Subordinated Debentures and Distributions will accrue at the rate of 0.25% per annum on the Liquidation Amount of the Original Capital Securities, for the period from the occurrence of such event until such time as such Registration Statement has been filed or declared effective, as the case may be. In addition, the Original Capital Securities provide that, if the Trust has not exchanged Exchange Capital Securities for all Original Capital Securities validly tendered by the 45th day after the date on which the Registration Statement is declared effective, the Distribution Rate borne by the Original Capital Securities will increase by 0.25% per annum for the period from the occurrence of such event until such time as the Exchange Offer has been consummated. The Exchange Securities are not, and upon consummation of the Exchange Offer, the Original Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Original Capital Securities should review the information set forth under "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Exchange Securities."

            RELATIONSHIP AMONG THE EXCHANGE CAPITAL SECURITIES, THE
                    EXCHANGE JUNIOR SUBORDINATED DEBENTURES
                          AND THE EXCHANGE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

  Payments of Distributions and other amounts due on the Exchange Capital Securities (to the extent the Trust has funds legally available for the payment of such Distributions) will be irrevocably guaranteed by Greater Bay as and to the extent set forth under "Description of Exchange Securities-- Description of Exchange Guarantee." Taken together, Greater Bay's obligations under the Exchange Junior Subordinated Debentures, the Indenture, the Trust Agreement and the Exchange Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Capital Securities. If and to the extent that Greater Bay does not make the required payments on the Exchange Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Exchange Capital Securities. The Exchange Guarantee will not cover any such payment when the Trust does not have sufficient funds legally available therefor. In such event, the remedy of a holder of Exchange Capital Securities is to institute a Direct Action. The obligations of Greater Bay under the Exchange Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

  As long as payments of interest and other payments are made when due on the Exchange Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Exchange Capital Securities, primarily because: (i) the aggregate principal amount or Prepayment Price of the Exchange Junior Subordinated Debentures will be equal to the sum of the aggregate Liquidation Amount or Redemption Price, as applicable, of the Trust Securities; (ii) the interest rate and interest and other payment dates on the Exchange Junior Subordinated Debentures will match the Distribution Rate and Distribution and other payment dates for the Trust Securities; (iii) Greater Bay, as Sponsor, shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under the Trust Agreement; and (iv) the Trust Agreement further provides that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF EXCHANGE CAPITAL SECURITIES

  A holder of any Exchange Capital Security may institute a legal proceeding directly against Greater Bay to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

  A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture provide that no payments may be made in respect of the Exchange Junior Subordinated Debentures until all Allocable Amounts due on or in respect of such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Exchange Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

LIMITED PURPOSE OF THE TRUST

  The Capital Securities will represent beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Original Junior Subordinated Debentures, exchanging the Original Capital Securities and the Original Junior Subordinated Debentures in the Exchange Offer, and engaging in only those other activities necessary, advisable or incidental thereto.

RIGHTS UPON DISSOLUTION

  Unless the Exchange Junior Subordinated Debentures are distributed to holders of the Exchange Capital Securities, upon any voluntary or involuntary dissolution, winding-up or liquidation of the Trust, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the Exchange Capital Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Exchange Securities--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of Greater Bay, the Property Trustee, as holder of the Exchange Junior Subordinated Debentures, would be a subordinated creditor of Greater Bay, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of Greater Bay receive payments or distributions.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  The following is a summary of certain of the material United States federal income tax consequences associated with the exchange of Original Capital Securities for Exchange Capital Securities and with the ownership and disposition of Capital Securities held as capital assets by a holder who purchased Original Capital Securities upon initial issuance. It does not purport to deal with all aspects of federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status, nor does it discuss the federal income tax consequences to certain types of holders subject to special treatment under the federal income tax laws, such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, United States Alien Holders engaged in a U.S. trade or business or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The discussion herein is based upon opinions issued by Manatt, Phelps & Phillips, LLP ("Tax Counsel"). An opinion of Tax Counsel is not binding on the Internal Revenue Service ("IRS") or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of the transactions described herein and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that the opinions expressed herein will not be challenged by the IRS or, if challenged, that such a challenge would not be successful. Tax Counsel has reviewed this summary and is of the opinion that, to the extent that it constitutes matters of law or purports to describe certain provisions of the federal income tax laws, it is a correct summary in all material respects of the matters discussed herein.

EXCHANGE OF CAPITAL SECURITIES

  In the opinion of Tax Counsel, the exchange of Original Capital Securities for Exchange Capital Securities will not be a taxable event to holders for federal income tax purposes. The exchange of Original Capital Securities for Exchange Capital Securities pursuant to the Exchange Offer should not be treated as an "exchange" for federal income tax purposes because the Exchange Capital Securities should not be considered to differ materially in kind or extent from the Original Capital Securities and because the exchange will occur by operation of the terms of the Original Capital Securities. Accordingly, the Exchange Capital Securities should have the same issue price as the Original Capital Securities, and a holder should have the same adjusted tax basis and holding period in the Exchange Capital Securities immediately after the exchange as the holder had in the Original Capital Securities immediately before the exchange.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

  Greater Bay intends to take the position that the Junior Subordinated Debentures will be classified for federal income tax purposes as indebtedness of Greater Bay. This is consistent with an opinion rendered by Tax Counsel in connection with the issuance of the Original Capital Securities. Greater Bay, the Trust and the holders of the Capital Securities (by acceptance of a beneficial interest in a Capital Security) will agree to treat the Junior Subordinated Debentures as indebtedness of Greater Bay and the Capital Securities as evidence of a beneficial ownership interest in the Junior Subordinated Debentures for all federal income tax purposes. No assurance can be given, however, that such position will not be challenged by the IRS or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Junior Subordinated Debentures will be classified as indebtedness of Greater Bay for federal income tax purposes.

  Enron Corporation has filed a petition in the United States Tax Court challenging the proposed disallowance by the IRS of the deduction of interest expense on securities issued by Enron Corporation in 1993 and 1994 that are similar to, although different in a number of respects from, the Junior Subordinated Debentures. The opinion of Tax Counsel regarding the tax classification of the Junior Subordinated Debentures speaks to the state of the law prior to any Tax Court decision regarding the issues in the Enron petition. A decision of the Tax Court in the Enron matter upholding the position of the IRS would not necessarily affect the tax treatment of interest paid on the Junior Subordinated Debentures because such a decision may be based on factors that differ from those pertaining to the Junior Subordinated Debentures, the Trust or Greater Bay. However, it is possible that such decision would result in the receipt by Greater Bay or the Trust of a subsequent opinion of counsel that there is more than insubstantial risk that interest payable on the Junior Subordinated Debentures is not or will not be deductible. The receipt of such an opinion would constitute a Tax Event, which would permit Greater Bay to cause a redemption of the Capital Securities.

CLASSIFICATION OF THE TRUST

  In connection with the issuance of the Original Capital Securities, Tax Counsel rendered its opinion generally to the effect that, under then-current law and assuming full compliance with the terms of the Trust Agreement and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest (or OID accrued) with respect to its allocable share of those Junior Subordinated Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

  Under recently issued Treasury regulations (the "Treasury Regulations") applicable to debt instruments issued on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. Greater Bay believes that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would, among other things, prevent Greater Bay from declaring dividends on any class of its equity securities. Accordingly, Greater Bay intends to take the position that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of tax accounting.

  Under the Treasury Regulations, if Greater Bay were to exercise its option to defer payments of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Capital Securities would be required to include in gross income OID even though Greater Bay would not make actual cash payments during an Extension Period. Moreover, under the Treasury Regulations, if the option to defer the payment of interest was determined not to be "remote," the Junior Subordinated Debentures would be treated as having been originally issued with OID. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.

  The Treasury Regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation described herein.

  Because income on the Capital Securities will constitute interest or OID, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE
TRUST

  Greater Bay will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder. If, however, the Trust were characterized for federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Capital Securities and a holder's holding period in Junior Subordinated Debentures would begin on the date such Junior Subordinated Debentures were received.

  Under certain circumstances described herein (see "Description of Exchange Securities--Description of Exchange Capital Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "-- Sales of Capital Securities."

SALES OF CAPITAL SECURITIES

  A holder that sells Capital Securities (including a redemption of the Capital Securities either on the Stated Maturity Date or upon an optional redemption of the Junior Subordinated Debentures by Greater Bay) will recognize gain or loss equal to the difference between its adjusted tax basis in Capital Securities and the amount realized on the sale of such Capital Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID (if any) previously includible in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Capital Securities in respect of OID. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year. As a result of the IRS Restructuring and Reform Act of 1998, for individuals the maximum tax on long term capital gains on most assets is 20% for amounts properly taken into account after January 1, 1998.

  The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, if applicable, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for federal income tax purposes.

PROPOSED TAX LEGISLATION

  The Taxpayer Relief Act of 1997, enacted on August 5, 1997, did not contain certain provisions of President Clinton's Fiscal 1998 Budget Proposal that would, among other things, have denied an issuer a deduction for United States federal income tax purposes for the payment of interest on instruments with characteristics similar to the Junior Subordinated Debentures. There can be no assurances, however, that the proposed legislation, if enacted, or similar legislation enacted after the date hereof would not adversely affect the tax treatment of the Junior Subordinated Debentures, resulting in a Tax Event. The occurrence of a Tax Event may result in the redemption of the Junior Subordinated Debentures for cash, in which event the holders of the Capital Securities would receive cash in redemption of their Capital Securities. See "Description of Exchange Capital Securities--Redemption" and "Description of Exchange Junior Subordinated Debentures--Special Event Prepayment."

UNITED STATES ALIEN HOLDERS

  For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for federal income tax purposes.

  A "U.S. Holder" is a holder of Capital Securities who or which is (i) a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, or (iii) a trust or estate the income of which is includible in its gross income for federal income tax purposes without regard to its source. Generally, a trust is a U.S. Holder if, and only if, (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States trustees have the authority to control all substantial decisions of the trust.

  Under present federal income tax laws: (i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Greater Bay entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to Greater Bay through stock ownership, and (c) either (1) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a U.S. holder and provides its name and address or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Capital Security will not be subject to federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

  Regulations recently issued by the IRS, which will be effective for payments made after December 31, 1998 (subject to certain transition rules), make modifications to the certification procedures applicable to United States Alien Holders. In general, these regulations unify certification procedures and forms and clarify and modify reliance standards. A United States Alien Holder should consult with its own advisor regarding the effect of the new Treasury Regulations.

  As discussed above, changes in legislation affecting the federal income tax treatment of the Junior Subordinated Debentures are possible, and could adversely affect the ability of Greater Bay to deduct the interest payable on the Junior Subordinated Debentures. Moreover, any such legislation could adversely affect United States Alien Holders by characterizing income derived from the Junior Subordinated Debentures as dividends, generally subject to a 30% income tax (on a withholding basis) when paid to a United States Alien Holder, rather than as interest which, as discussed above, is generally exempt from income tax in the hands of a United States Alien Holder.

INFORMATION REPORTING TO HOLDERS

  Generally, income on the Capital Securities will be reported to holders on Form 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

  Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's federal income tax, provided the required information is provided to the IRS.

  THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE EXCHANGE OF ORIGINAL CAPITAL SECURITIES FOR EXCHANGE CAPITAL SECURITIES AND OF THE OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                         CERTAIN ERISA CONSIDERATIONS

  In evaluating the Exchange Capital Securities, a fiduciary of a qualified profit-sharing, pension or stock bonus plan, including a plan for self-employed individuals and their employees or any other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a collective investment fund or separate account in which such plans invest and any other investor using assets that are treated as assets of an employee benefit plan subject to ERISA (each, a "Plan" and collectively, "Plans") should consider
(a) whether the ownership of Exchange Capital Securities is in accordance with the documents and instruments governing such Plan; (b) whether the ownership of Exchange Capital Securities is solely in the interest of Plan participants and beneficiaries and otherwise consistent with the fiduciary's responsibilities and in compliance with the requirements of Part 4 of Title I of ERISA, including, in particular, the diversification, prudence and liquidity requirements of Section 404 of ERISA and the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code; (c) whether the assets of GBB Capital II are treated as assets of the Plan; and (d) the need to value the assets of the Plan annually. In addition, the fiduciary of an individual retirement arrangement under 408 of the Code (an "IRA") considering the purchase of Exchange Capital Securities should consider whether the ownership of Exchange Capital Securities would result in a non-exempt prohibited transaction under Section 4975 of the Code.

  Governmental plans and certain church plans (each as defined under ERISA) are not subject to the prohibited transactions rules. Such plans may, however, be subject to federal, state or local laws or regulations which may affect their investment in the Exchange Capital Securities. Any fiduciary of such a governmental or church plan considering an investment in the Exchange Capital Securities should determine the need for, and the availability, if necessary, of any exemptive relief under such laws or regulations.

  The fiduciary investment considerations summarized below provide a general discussion that does not include all of the fiduciary investment considerations relevant to Plans and, where indicated, IRAs. This summary is based on the current provisions of ERISA and the Code and regulations and rulings thereunder, and may be changed (perhaps adversely and with retroactive effect) by future legislative, administrative or judicial actions.

  PLANS AND IRAS THAT ARE PROSPECTIVE PURCHASERS OF EXCHANGE CAPITAL SECURITIES SHOULD CONSULT WITH AND RELY UPON THEIR OWN ADVISORS IN EVALUATING THESE MATTERS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

PLAN ASSET REGULATION

  Under Department of Labor regulations governing what constitutes the assets of a Plan or IRA ("Plan Assets") for purposes of ERISA and the related prohibited transaction provisions of the Code (the "Plan Asset Regulation", 29 C.F.R. Sec. 2510.3-101), when a Plan or IRA acquires an equity interest in another entity, and such interest does not represent a "publicly offered security" nor a security issued by an investment company registered under the 1940 Act, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets or the entity, unless it is established either that the entity is an operating company or that equity participation in the entity by "benefit plan investors," as defined in the Plan Asset Regulation, is not "significant." For purposes of the Plan Asset Regulation GBB Capital II will be neither an investment company nor an operating company.

  Under the Plan Asset Regulation, equity participation by benefit plan investors will not be considered "significant" on any date only if immediately after the most recent acquisition of the Exchange Capital Securities, the aggregate interest in the Exchange Capital Securities held by benefit plan investors will be less than 25% of the aggregate outstanding principal amount of the Exchange Capital Securities. Although it is possible that the equity participation by benefit plan investors on any date will not be "significant" for purposes of the Plan Asset Regulation, such result cannot be assured. Consequently, if Plans, IRAs or investors using assets of Plans purchase the Exchange Capital Securities, GBB Capital II's assets could be deemed to be "plan assets" of such Plans and/or IRAs for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transactions rules of ERISA and the Code. Under ERISA and the Code, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan or IRA is considered to be fiduciary of such Plan or IRA. The Property Trustee could therefore become a fiduciary of the Plans and IRAs that invest in the Exchange Capital Securities and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of GBB Capital II. However, the Property Trustee will have only limited discretionary authority with respect to GBB Capital II assets and the remaining functions and responsibilities performed by the Property Trustee will be for the most part custodial and ministerial in nature.


PROHIBITED TRANSACTIONS

  Each of GBB Capital II Greater Bay (the obligor with respect to the Junior Subordinated Debentures held by GBB Capital II) and their affiliates or the Property Trustee may be a party in interest or a disqualified person with respect to a Plan or IRA investing in the Exchange Capital Securities. Therefore, such investment by a Plan or IRA may give rise to a prohibited transaction. Consequently, before investing in the Exchange Capital Securities or acquiring Junior Subordinated Debentures, any person who is, or who is acquiring such securities for, or on behalf of, a Plan or IRA should determine that either a statutory or an administrative exemption from the prohibited transaction rules discussed below or otherwise available is applicable to such investment in the Exchange Capital Securities, or that such investment in, or acquisition of, such securities will not result in a non-exempt prohibited transaction.

  The statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Code which may be available to a Plan or IRA which is investing in the Exchange Capital Securities include: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by qualified professional asset managers; PTCE 96-23, regarding transactions effected by in-house asset managers; and PTCE 95-60, regarding investments by insurance company general accounts (collectively referred to as the "ERISA Investor Exemptions").

  No person who is, or who in acquiring Exchange Capital Securities is using the assets of, a Plan or IRA may acquire Exchange Capital Securities unless one of the ERISA Investor Exemptions or another applicable exemption is available to the Plan or IRA, or such acquisition or holding of Exchange Capital Securities will not result in a non-exempt Prohibited Transaction. The acquisition of the Exchange Capital Securities by any person who is, or who in acquiring such Exchange Capital Securities is using the assets of, a Plan or IRA shall be deemed to constitute a representation by such person to GBB Capital II, Greater Bay and the Initial Purchaser either that (a) it is not a Plan, IRA, trustee or other person acting on behalf of a Plan or IRA or other person or entity using the assets of any Plan or IRA to finance such purchase or (b) such acquisition will not result in a prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code for which there is no applicable statutory or administrative exemption.

  THE DISCUSSION HEREIN OF ERISA IS GENERAL IN NATURE AND IS NOT INTENDED TO BE ALL INCLUSIVE. ANY FIDUCIARY OF A PLAN, IRA, GOVERNMENTAL PLAN OR CHURCH PLAN CONSIDERING AN INVESTMENT IN THE EXCHANGE CAPITAL SECURITIES SHOULD CONSULT WITH ITS LEGAL ADVISORS REGARDING THE CONSEQUENCES OF SUCH INVESTMENT AND CONSIDER WHETHER THE PLAN OR IRA CAN MAKE THE REPRESENTATIONS NOTED ABOVE.

  FURTHER, THE SALE OF INVESTMENTS TO PLANS AND IRAS IS IN NO RESPECT A REPRESENTATION BY GBB CAPITAL II, GREATER BAY, THE PROPERTY TRUSTEE, THE INITIAL PURCHASER OR ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE EXCHANGE CAPITAL SECURITIES THAT SUCH SECURITIES MEET ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS AND IRAS GENERALLY OR ANY PARTICULAR PLAN, OR THAT SUCH SECURITIES ARE OTHERWISE APPROPRIATE FOR PLANS AND IRAS GENERALLY OR ANY PARTICULAR PLAN. ANY PURCHASER PROPOSING TO ACQUIRE CAPITAL SECURITIES WITH ASSETS OF ANY PLAN OR IRA SHOULD CONSULT WITH ITS COUNSEL.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and Greater Bay have agreed that, starting on the Expiration Date and ending on the close of business on the 90th day following the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, for a period of 90 days after the Expiration Date, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

  The Trust and Greater Bay will not receive any proceeds from any sale of Exchange Capital Securities by broker-dealers. Exchange Capital Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions, in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Capital Securities. Any broker-dealer that resells Exchange Capital Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 90 days after the Expiration Date, the Trust and Greater Bay will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Trust and Greater Bay have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Capital Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Exchange Capital Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                        VALIDITY OF EXCHANGE SECURITIES

  The validity of the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures will be passed upon for Greater Bay by Manatt, Phelps & Phillips, LLP. Certain matters of Delaware law relating to the validity of the Exchange Capital Securities will be passed upon on behalf of the Trust by Richards, Layton & Finger, P.A., special Delaware counsel to the Trust. Certain matters relating to federal income tax considerations will be passed upon for Greater Bay by Manatt, Phelps & Phillips, LLP, special tax counsel to Greater Bay.

                                    EXPERTS

  The consolidated balance sheets as of December 31, 1997 and 1996 and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997 incorporated by reference in this Registration Statement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

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  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY GREATER BAY OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

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                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Available Information.....................................................   7
Information Delivered and Incorporated by Reference.......................   8
Summary...................................................................  11
Selected Consolidated Financial Data......................................  20
Recent Developments.......................................................  22
Risk Factors..............................................................  23
Exchange Offer Procedures.................................................  29
Greater Bay Bancorp.......................................................  31
GBB Capital II............................................................  33
Use of Proceeds...........................................................  34
Regulatory Capital Ratios.................................................  34
Accounting Treatment......................................................  35
Capitalization............................................................  35
The Exchange Offer........................................................  36
Resales of Exchange Capital Securities....................................  41
Description of Exchange Securities........................................  46
Description of Exchange Capital Securities................................  46
Liquidation of the Trust and Distribution of Exchange Junior Subordinated
 Debentures...............................................................  49
Description of Exchange Junior Subordinated Debentures....................  58
Description of Exchange Guarantee.........................................  68
Description of Original Securities........................................  70
Relationship among the Exchange Capital Securities, the Exchange Junior
 Subordinated Debentures and the Exchange Guarantee.......................  71
Certain Federal Income Tax Consequences...................................  72
Certain ERISA Considerations..............................................  76
Plan of Distribution......................................................  79
Validity of Exchange Securities...........................................  79
Experts...................................................................  79

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                                GBB CAPITAL II

                      Offer to Exchange its Floating Rate
      Capital Securities, Series B Fully and Unconditionally Guaranteed,
                            as Described Herein, by

                                    [LOGO]

                              GREATER BAY BANCORP

                               ----------------
                                  PROSPECTUS
                               ----------------

                               OCTOBER 23, 1998

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